SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)

                     of the Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a party other than the Registrant |_|

Check the appropriate box:
--------------------------
|_| Preliminary proxy statement                 |_| Confidential, For use of the
|X| Definitive proxy statement                  Commission only (as permitted
|_| Definitive additional materials             by Rule 14a-6(e)(2))
|_| Soliciting material pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               Comdial Corporation

                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

________________________________________________________________________________

(2)  Aggregate number of securities to which transaction applies:

________________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

________________________________________________________________________________

(4)  Proposed maximum aggregate value of transaction:

________________________________________________________________________________

(5)  Total fee paid:

________________________________________________________________________________

|_|  Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

________________________________________________________________________________

(2)  Form, Schedule or Registration Statement No.:

________________________________________________________________________________

(3)  Filing Party:

________________________________________________________________________________

(4)  Date Filed:

________________________________________________________________________________

                               COMDIAL CORPORATION

                     --------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 8, 2003

TO THE STOCKHOLDERS OF COMDIAL CORPORATION:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Comdial Corporation, a Delaware corporation (the "Company"), will be held on May 8, 2003, at 9:00 a.m. Eastern Daylight Time, at Comdial Corporation, Executive Conference Center, 106 Cattlemen Road, Sarasota, Florida 34232 for the following purposes:

     1. To elect the nominees listed in "Proposal No. 1" to serve on the Company's board of directors (the "Board of Directors" or the "Board") each for a term of one (1) year;

     2. To approve an amendment to the Company's 2002 Employee and Non-Employee Director Stock Incentive Plan (the "Plan") increasing the number of shares of the Company's common stock ("Common Stock") authorized for issuance under the Plan from one million (1,000,000) shares to one million five hundred thousand (1,500,000) shares as described in "Proposal No. 2;" and

     3. To ratify Ernst & Young LLP as the Company's independent certified public accountants.

     4. To transact such other business as may properly come before the meeting or any continuation or adjournment thereof.

     Only stockholders of record at the close of business on March 20, 2003 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. The transfer books will not be closed.

     PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE COMPLETED AND RETURNED.

                                              By Order of the Board of Directors

                                              /s/ Ralph R. Dyer
                                              ----------------------------------
April 7, 2003                                 Ralph R. Dyer, Secretary

                         Annual Meeting of Stockholders
                                       of
                               Comdial Corporation

                                   MAY 8, 2003

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------

                               GENERAL INFORMATION

     The Annual Meeting of Stockholders (the "Annual Meeting") of COMDIAL CORPORATION, a Delaware corporation (also referred to as "Comdial" or the "Company"), will be held on May 8, 2003, at the time and place and for the purposes set forth in the Notice of the Annual Meeting of Stockholders accompanying this Proxy Statement. The enclosed form of proxy is solicited on behalf of the Board of Directors of the Company in connection with such meeting. This Proxy Statement and the form of proxy are first being sent or given to stockholders on or about April 11, 2003. The executive offices of the Company are located at 106 Cattlemen Road, Sarasota, Florida 34232.

     At the Annual Meeting, the stockholders will be asked to consider and vote upon the election of seven (7) nominees for director ("Proposal No. 1"). In addition, the stockholders will be asked to consider and approve a proposal to amend the Company's 2002 Employee and Non-Employee Director Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance under that plan from 1,000,000 shares to 1,500,000 shares ("Proposal No. 2"). Also, the stockholders will be asked to ratify the Company's selection of Ernst & Young LLP to serve as the Company's independent certified public accountants for 2003 ("Proposal No. 3").

     If a proxy in the enclosed form is duly executed and returned, the shares of the Company's Common Stock represented thereby will be voted in accordance with the stockholder's specifications. If no directions to the contrary are indicated, the persons named in the proxy will vote the shares represented thereby "FOR" the election of the nominees for director and "FOR" the other proposals listed on the proxy card. If necessary, and unless the shares represented by the proxy are voted against the proposals, the persons named in the proxy may also vote in favor of a proposal to adjourn the Annual Meeting and to reconvene it on a subsequent date without further notice, in order to solicit and obtain sufficient votes to approve the matters being considered at the Annual Meeting. Any stockholder may revoke his proxy by delivery of a new, later-dated proxy or by providing written notice of revocation to the Secretary of the Company at any time before it is voted. A proxy will not be voted if the stockholder attends the meeting and elects to vote in person.

     Only stockholders of record at the close of business on March 20, 2003 have the right to receive notice of and to vote at the Annual Meeting. As of that date, 8,514,518 shares of Common Stock were issued and outstanding. Each holder of record of Common Stock is entitled to one vote per share on all matters voted upon.

     The presence in person or by proxy of the holders of fifty percent (50%) plus one (1) share of the Common Stock will constitute a quorum at the Annual Meeting. Assuming a quorum is present, the affirmative vote of a plurality of the shares of Common Stock represented at the Annual Meeting will be required to elect each nominee for director. The affirmative vote by the holders of a majority of the shares of Common Stock represented at the Annual Meeting will be required to act on all matters to come before the Annual Meeting, including Proposal Nos. 1, 2 and 3.

     With respect to Proposal No. 1, stockholders may vote in favor of a nominee or withhold their votes as to any nominee. With respect to Proposal Nos. 2 and 3, stockholders may vote in favor of or against such proposal, or they may abstain from voting.

     In accordance with applicable law, the treatment and effect of abstentions and broker non-votes are as follows. If a stockholder marks the "ABSTAIN" box on the proxy card, no favorable vote is cast and therefore the abstention vote has the same effect as a vote against the proposal. If a broker or other nominee holding shares of Common Stock for beneficial owners has voted on one or more matters pursuant to discretionary authority or instructions from beneficial owners, but does not vote on other matters because the broker or nominee does not have the right to exercise discretionary voting power, such broker non-votes have no effect on the vote with respect to such other matters. In other words, broker non-votes are not counted as votes for the proposal or as votes against the proposal and are not counted in determining the number of votes needed in order for a proposal to be approved.

     The enclosed form of proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual
Meeting: (a) matters that may be presented at the Annual Meeting at the request of stockholders of which the Company has not received notice as of the date hereof; (b) approval of the minutes of a prior meeting of stockholders, if such approval does not amount to ratification of the action taken at the meeting; (c) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (d) any proposal omitted from the Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (e) matters incident to the conduct of the Annual Meeting. The Board of Directors currently is not aware of any matters (other than procedural matters) that will be brought before the Annual Meeting that are not set forth in the Notice of Annual Meeting. If any such matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

     The costs of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers, and employees of the Company may solicit proxies in person or by telephone or facsimile. The Company will also request holders of Common Stock who are brokerage firms, custodians and fiduciaries to forward proxy material to the beneficial owners of such shares and upon request, the Company will reimburse the reasonable costs incurred by such parties in forwarding such material.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

Nominees For Director

     Pursuant to the terms of the Company's Certificate of Incorporation and its By-laws, the Board of Directors has the power to change the number of directors by resolution. The number of directors is currently set at seven (7) members, each serving a one year term ending as of the date of the Annual Meeting. Accordingly, all of the Company's current directors have been nominated and submitted for election at the Annual Meeting to serve as directors for a term ending at the annual meeting of stockholders in 2004, and until successors of such directors are chosen and have qualified.

     Discretionary authority is reserved to cast votes for the election of a substitute for any of the directors submitted for election should any one or more of the nominees be unable or unwilling to serve as directors. The nominees have agreed to serve as directors if elected, and the Company believes that the nominees will be available to serve. Should any named nominee become unavailable for election, the Board may substitute another nominee. In that event, the proxy would be voted for the substitute nominee unless instructed otherwise on the proxy form.

                 Nominees for Election to the Board of Directors
                             Terms Expiring in 2004

     The names and ages of the Company's current directors, each of whom are nominees for election at the Annual Meeting, their principal occupation or employment during the past five years, and other data regarding each of them is set forth below.

Name                 Age                      Position
----                 ---                      --------

Travis Lee Provow     45  Chairman of the Board of Directors and Chairman of the
                          Executive Committee

Nickolas A. Branica   50  President, Chief Executive Officer and Director

S. Sanford Schlitt    58  Director

Michael S. Falk       41  Director

Keith M. Rosenbloom   35  Director

Edwin M. Cooperman    59  Director

Alan Kessman          56  Director

     Travis Lee Provow has been chairman of the Executive Committee of Comdial since November 2002. In addition, Mr. Provow served as president and managing director of Commonwealth Holdings, LLC, a private investment fund, from January 2002 to November 2002 and as a manager of ComVest Management, ComVest's general partner during that same period. From January 2000 to December 2001, he served as the president and chief executive officer of Intelispan, a provider of network solutions and enabler of electronic communications and was a director of Intelispan since August 1998. From May 1998 to December 1999, Mr. Provow served as the chief operating officer of Slingshot Networks LLC, a provider of digital media storage, until the company was purchased by Qwest Communications. From June 1995 to May 1998, Mr. Provow served as the executive vice president and chief operating officer of GridNet International, a provider of enhanced data communications services, which Mr. Provow founded and which was purchased by MCI WorldCom in July 1997. Mr. Provow was appointed to our Board of Directors in June 2002 as a designee of ComVest. In October 2002, Mr. Provow was appointed chairman of the Board of Directors, and Mr. Provow also serves on the Compensation and Nominating Committees.

     Nickolas A. Branica has been president and chief executive officer of Comdial since October 2000. In 1992, Mr. Branica started Key Voice Technologies, Inc. ("KVT") in Sarasota, Florida, and served as its president and chief executive officer. In March 1996, Comdial Corporation acquired KVT with the stipulation that Mr. Branica would remain as president and chief executive officer of KVT. Before joining Comdial, Mr. Branica held management positions with Elcotel, Inc. and Compass Technologies/Octel Corporation, both public telecommunications companies. Mr. Branica has served as a director of the Company since 2000, including as chairman of the Board from June 2002 until October 2002, and has served on the Governance Committee since December 2002.

     S. Sanford Schlitt has been president of Spenford Funding Group, Inc., a privately held Sarasota, Florida firm engaged in business consulting and financing, since 1987. Mr. Schlitt has had extensive experience in private industry, previously serving as chairman of the board of directors of Reliance Audio Visual Corp., president of Bruning Microfilm Corporation, president of Preflight Film Processing Corp. and as senior executive of many other successful business ventures. Concurrent with his business career, Mr. Schlitt served 35 years with the Air Force Reserve, retiring in 2001 as a Brigadier General. In his last ten years of duty, Mr. Schlitt was assigned directly to the Secretary of the Air Force at the Pentagon as the Senior Reserve Officer in Acquisition. His responsibilities included assisting in setting Air Force wide policies for the science, technology, program management, contracting and acquisition of weapon systems and associated support. Mr. Schlitt has also served on the staffs of Senator and later Vice President Hubert H. Humphrey, and of Senator Walter F. Mondale. Mr. Schlitt has served as a director of the Company since October 2001 and is a member of the Audit Committee, chairman of the Nominating Committee and a member of Governance Committee.

     Michael S. Falk co-founded Commonwealth Associates, LP in 1988 and in 1995 became chairman, chief executive officer, and president. Under Mr. Falk's leadership, Commonwealth has become a leading private equity financier of emerging technology companies. Mr. Falk is responsible for Commonwealth's strategy and direction and spends the majority of his time working closely with Commonwealth's portfolio companies. He is a director of Proxymed, Inc. Mr. Falk was appointed to the Board of Directors in October 2002 and serves on the Compensation Committee.

     Keith M. Rosenbloom is managing director of merchant banking for Commonwealth Associates, LP, a position he has held for more than the last five years. He is also a manager of ComVest Management, ComVest's general partner. Mr. Rosenbloom was appointed to our Board of Directors in August 2002 as a designee of ComVest.

     Edwin M. Cooperman is the chairman and CEO of Edmarc Investments, a consulting firm and Principal of T.C. Solutions, an investment and financial services consulting firm. Previously, Mr. Cooperman was chairman of the Travelers Bank Group and executive vice president of Travelers Group. After joining Travelers in 1991, Mr. Cooperman became chairman and CEO of Primerica Financial Services Group, comprising Primerica Financial Services, Benefit Life Insurance Company and Primerica Financial Services Canada. Prior to this, Mr. Cooperman was at American Express where he became chairman and co-chief executive of Travel Related Services, North America. He serves as a director of Proxymed, Inc. and the Grannum Mutual Fund and also serves on the Foundation Boards of Ohio State University and Queens College. Mr. Cooperman was appointed to the Board in October 2002 and serves as chairman of the Compensation and Governance Committees, and is a member of the Audit Committee.

     Alan Kessman has been president and CEO of Vion Pharmaceuticals, Inc. since 1999. He also has served as a managing director of PS Capital, LLC, an investment firm, since 1998. Mr. Kessman was president and CEO of Executone Information Systems, Inc. from 1983 to 1998. Mr. Kessman was appointed to the Board in December 2002 and serves as chairman of the Audit Committee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS.

Board Meetings

     The Board of Directors held four (4) regularly scheduled meetings and eighteen (18) special meetings in 2002. During 2002, all directors attended at least 75% of the aggregate number of meetings of the Board of Directors and standing committees on which they served.

Committees

     The Board of Directors has established four subcommittees consisting of the Audit, Compensation, Nominating and Governance Committees.

     Audit Committee. The Audit Committee held five (5) meetings in 2002 and its members met informally several times. The Audit Committee's principal functions are to recommend to the Board of Directors the firm of independent certified public accountants to serve the Company each fiscal year and to review the plan and results of the audit by the independent certified public accountants as well as the scope, results, and adequacy of the Company's systems of internal accounting controls and procedures. The Audit Committee reviews the independence of such accountants and reviews their fees for audit and non-audit services rendered to the Company. The Audit Committee is guided by a written charter which was filed with the Securities and Exchange Commission as part of the Company's proxy statement for its annual meeting in 2001. Mr. Schlitt has served as a member of the Audit Committee since 2001. On October 3, 2002, Mr. Cooperman was appointed to the Board and to the Audit Committee. In addition, in November 2002, the Board appointed Mr. Rosenbloom to serve as a non-voting observer of the Audit Committee. In December 2002, Mr. Kessman was appointed to the Audit Committee to serve as its chairman. Accordingly, the Audit Committee currently consists of three "independent directors" as that term is defined pursuant to Rule 4200 of NASD's listing standards, and Mr. Rosenbloom as an observer.

     Compensation Committee. The Compensation Committee held one (1) meeting in 2002 and its members met informally several times. Its principal functions are to approve remuneration of the officers of the Company, review certain benefit programs, and approve and administer remuneration plans, including the stock incentive plan and any employee bonus programs of the Company. In November 2002, the Board appointed Mr. Cooperman, Mr. Provow and Mr. Falk to the Compensation Committee and appointed Mr. Cooperman as chairman.

     Nominating Committee. The Nominating Committee held one (1) meeting in 2002. Currently, Mr. Provow and Mr. Schlitt are members of the Nominating Committee and Mr. Schlitt is chairman. The principal functions of the Nominating Committee are to review candidates and recommend to the Board nominees for membership on the Board. In fulfilling this responsibility, the Nominating Committee will consider recommendations received from stockholders and other qualified sources. Stockholder recommendations must be in writing and addressed to the Chairman of the Nominating Committee, c/o Corporate Secretary, Comdial Corporation, 106 Cattlemen Road, Sarasota, Florida 34232. If a stockholder intends to make a nomination at any Annual Meeting, the Bylaws of the Company require that the stockholder deliver a notice to the Company not less than 120 days in advance of the anniversary date of the date on which the Company's Proxy Statement was released to its stockholders in connection with the previous year's annual meeting of stockholders, setting forth (i) the name and address of the stockholder who intends to make the nomination; (ii) the name, address, and principal occupation of such proposed nominee; (iii) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) the consent of each proposed nominee to serve as a director of the Company if so elected; and (v) the total number of shares of Common Stock that will be voted for each proposed nominee and the number of shares of Common Stock owned by the notifying stockholder. The chairman of the meeting, in his discretion, may refuse to acknowledge the nomination or disregard the nomination of any person not made in compliance with the foregoing procedure.

     By requiring advance notice of stockholder nominations, the Bylaws afford the Board of Directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform stockholders about such qualifications. The Bylaws do not give the Board of Directors any power to approve or disapprove of stockholder nominations for election of directors. However, they may have the effect of precluding a contest for the election of directors if their procedures are not followed, and therefore may discourage or deter a stockholder from conducting a solicitation of proxies to elect his or her own slate of directors.

     Governance Committee. In November 2002, the Board formed the Governance Committee and appointed Mr. Cooperman, Mr. Schlitt and Mr. Branica to that committee with Mr. Cooperman to serve as chairman. The purpose of the Governance Committee shall be to consider and recommend policies and procedures for the Company to adhere to in order to maintain compliance with state and federal laws, rules and regulations affecting corporate governance, including securities laws and the rules governing listing on several national stock exchanges. The Governance Committee did not meet in 2002.

Compensation of Directors

     During 2002, independent directors of the Company received an annual retainer fee of $18,000 payable in equivalent quarterly installments of $4,500. By resolution in March 2002, the Board approved the payment to each independent director of meeting fees in the amount of $1,000 per regular meeting of the Board attended by such director, and $500 for special meetings of the Board and meetings of the several committees of the Board, as long as substantial business of the Company was conducted at such special meetings or committee meetings. In addition, the foregoing resolution provided that the chairman of the Audit Committee would receive $1,000 for each meeting of that committee.

     The Board, with the approval of the stockholders, adopted the 1992 Stock Incentive Plan, as amended (the "1992 Stock Plan"), and the 1992 Non-Employee Directors Stock Incentive Plan, as amended (the "1992 Directors Plan") (collectively, the "1992 Plans"), which provided for certain stock-related compensation for employees and non-employee directors of the Company, respectively. Both of the 1992 Plans expired as of March 5, 2002. Because of the expiration of the aforementioned plans, the Board, with the approval of the stockholders, adopted the 2002 Employee and Non-Employee Director Stock Incentive Plan (the "2002 Plan") to provide a plan for use by the Board of Directors to incentivize existing and new employees, officers and independent directors. The Company and a majority of the Company's stockholders approved an amendment to the 2002 Plan to increase the number of shares of Common Stock eligible for issuance under the 2002 Plan to a total of 1,000,000 shares from the prior authorization of 666,667. As described in Proposal No. 2 of this Proxy Statement below, this number will be increased to 1,500,000 authorized shares upon approval of such proposal by the Company's stockholders at the Annual Meeting.

     By resolution in November 2002, the Board approved the granting of options to purchase 16,667 shares of Common Stock to existing independent directors and to newly appointed or elected independent directors. As reported in the Company's Information Statement on Form 14C filed with the Securities and Exchange Commission on December 6, 2002, Mr. Schlitt and Mr. Cooperman were each granted options to purchase 16,667 shares of Common Stock at an exercise price of $1.95 per share, the fair market value of the Common Stock on November 12, 2002, the date such options were granted. However, by resolution in December 2002, the Board approved providing existing and new independent directors with the option of accepting options to purchase 45,000 shares of the Common Stock to be vested pro rata on a quarterly basis over a three year period in lieu of payment of the foregoing retainer and meeting fees. Independent directors who decided to continue accepting cash compensation would continue to receive the retainer and meeting fees described above and would also receive an option to purchase 20,000 shares of stock, also vested in increments of 1/3 on each anniversary of the grant until fully vested. Further, such resolution provided for the issuance of an option to purchase 40,000 shares to the chairman of the Audit Committee in lieu of the meeting fees payable to that person. Such options are also vested pro rata on a quarterly basis over a three year period. Mr. Cooperman and Mr. Schlitt elected to continue receiving cash compensation and, on December 18, 2002, were awarded options to purchase 20,000 shares of Common Stock to be vested in increments of 1/3 on each anniversary of the grant until fully vested. The previously reported options granted to Messrs. Cooperman and Schlitt in November 2002, as described above, were rescinded. Mr. Kessman elected to forego all cash compensation and, on December 18, 2002, the Company granted Mr. Kessman options to purchase a total of 85,000 shares, all of which are vested pro rata on a quarterly basis over a three year period and are subject to an exercise price of $0.98 per share, including 45,000 options as a newly appointed independent director and 40,000 options as chairman of the Audit Committee. All stock options granted to directors are non-statutory options and all of the options issued to Messrs. Cooperman, Schlitt and Kessman are subject to an exercise price of $0.98 per share, the fair market value of the Common Stock on December 18, 2002, the date of grant.

     Messrs. Branica and Provow are the only Company employees who are currently members of the Board. Messrs. Falk and Rosenbloom are not qualified as independent directors because of their affiliation with ComVest and

Commonwealth. Messrs. Falk, Rosenbloom, Branica and Provow did not receive any compensation for serving as directors in 2002.

     Under the 1992 Directors Plan, a director of the Company who was not otherwise an employee of the Company or any of its subsidiaries and had not been an employee for a period of at least one year was eligible to receive automatic grants of options and awards of shares of Common Stock. An aggregate of 13,333 shares of Common Stock was reserved for issuance under the Directors Plan. The Directors Plan provided that each newly-elected director who was eligible to participate in the plan on the date of his or her first election to the Board would automatically receive an option to purchase 222 shares of Common Stock. The 1992 Directors Plan, as amended, further provided that, for each fiscal year in which the Company had net income, each director then in office would receive an automatic award of 222 shares of Common Stock in the following year, unless the Board suspended all or any part of such award. On March 1, 2002, the number of initial options awarded to new directors was changed by resolution to an award of options to purchase 667 shares of Common Stock. This amendment was made applicable to all directors who, as of March 1, 2002, had not been granted their initial stock options. All stock options granted under the 1992 Directors Plan were non-statutory options. The option exercise price was the fair market value of the shares of Common Stock at the time the option is granted. All of the options are immediately exercisable; provided, however, that they may be exercised only while the holder is a director or within 36 months of the date he or she ceases to be a director, and in no event may any such option be exercised more than ten years after the date of grant. Mr. Schlitt was awarded options to purchase 667 shares of Common Stock subject to the foregoing terms on March 1, 2002 and subject to an exercise price of $7.95 per share, the fair market value of the Common Stock on the date of grant.

                                 PROPOSAL NO. 2

                  APPROVE AN AMENDMENT TO THE 2002 EMPLOYEE AND
                   NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

     Effective May 8, 2003, the Company's 2002 Employee and Non-Employee Director Stock Incentive Plan will, subject to obtaining approval from stockholders at the Annual Meeting, be amended to increase the number of shares reserved for issuance under the plan from 1,000,000 to 1,500,000. The Amended and Restated 2002 Employee and Non-Employee Director Stock Incentive Plan, which includes the amendment described in this Proposal No. 2 (hereafter, the "2002 Plan"), is attached hereto as Appendix A. The 2002 Plan provides for the grant of options to purchase Common Stock ("Options") to certain officers, employees, consultants and directors of the Company. As of March 20, 2003, options to purchase an aggregate of 953,867 shares were outstanding and 46,133 shares (exclusive of the shares subject to stockholder approval at this Annual Meeting) were available for future grant under the 2002 Plan. No shares had been purchased pursuant to the exercise of stock options granted under the 2002 Plan as of such date.

     The 2002 Plan authorizes the Compensation Committee of the Board (the "Committee") to administer the 2002 Plan, to grant stock options, restricted stock awards, and other incentive stock awards to eligible employees and consultants of the Company. The 2002 Plan is structured to allow the Committee broad discretion in creating equity incentives in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company's business. The Board of Directors believes that the remaining shares available for grant under the 2002 Plan are insufficient to accomplish these purposes.

     The Committee awards stock options to employees under the 2002 Plan as a part of an employee's overall compensation package. Based upon past experience, the Board expects that the 500,000 additional shares of Common Stock subject to stockholder approval at this Annual Meeting will be sufficient to provide for option grants for at least the next year.

     There are no stock option or other awards currently contemplated by the Committee.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the 2002 Plan.

Summary of the 2002 Plan

     THE FOLLOWING GENERAL DESCRIPTION OF CERTAIN FEATURES OF THE 2002 PLAN IS QUALIFIED IN ITS ENTIRETY TO REFERENCE TO THE 2002 PLAN, WHICH IS ATTACHED HERETO AS APPENDIX A TO THIS PROXY STATEMENT.

     Shares Available Under the 2002 Plan. Upon approval by stockholders of this Proposal No. 2 and to further adjustment as provided in the 2002 Plan, the number of shares of Common Stock that may be issued or transferred and covered by outstanding awards granted under the 2002 Plan will not in the aggregate exceed 1,500,000 shares of Common Stock.

     Eligibility. Employees of the Company, consultants of the Company and members of the Board may be selected by the Committee to receive benefits under the 2002 Plan. It is estimated that approximately one hundred fifty (150) individuals currently are eligible to participate in the 2002 Plan.

     Options. Options granted to eligible employees under the 2002 Plan (hereafter, "Options") may be Options that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code ("ISOs") or Options that are not intended to so qualify ("Nonstatutory Options"). Options granted to members of the Board of Directors or consultants will be Nonstatutory Options.

     The purchase price of the Common Stock that is the subject of any Option may be not less than the fair market value of the Common Stock on the date the Option is granted. ISOs granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company must have an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant and a term of no more than five years. The total price of the Options to be exercised (the "Option Price") is payable at the time of exercise in (i) cash, (ii) delivery to the Company of whole shares of Common Stock already owned by the participant for at least six months, valued at fair market value on the day immediately preceding the date of exercise,
(iii) at the discretion of the Committee, a recourse promissory note secured by a pledge of the shares of Common Stock and a personal guarantee, or (ix) a combination of any of the above equal to the Option Price. The 2002 Plan also authorizes a participant to exercise an Option by delivery of a signed, irrevocable notice of exercise, accompanied by payment in full of the Option Price by the participant's stockbroker and an irrevocable instruction to the Company to deliver the shares of Common Stock issuable upon exercise of the Option promptly to the participant's stockbroker for the participant's account, provided that at the time of such exercise, such exercise would not be illegal under the federal securities laws, including laws governing margin loans.

     No Options may be exercised more than 10 years from the date of grant. Each employee's, director's or consultant's stock option agreement may specify the period of continuous service with the Company that is necessary before the Option will become exercisable. If the participant ends his or her employment or other relationship with the Company for any reason other than retirement, disability or death, the Options shall terminate immediately upon the date of termination, unless the Committee decides in its sole discretion, to waive the termination and amends the participant's option agreement to provide for an extended exercise period, all as specified in the employee's, director's or consultant's stock option agreement. Any option agreement may, in the Committee's sole discretion, allow for the participant, his or her personal representative or his or her heirs, to exercise the Options after the termination of his or her employment or other relationship with the Company for reason of the death or disability of the participant, provided, however, that in the event of the death of the participant, such Options may only be exercised for up to one year after death and, provided, further, that if such Options are ISOs, in the event of the disability of the participant, such ISOs may only be exercised for up to one year after disability of participant. Successive grants may be made to the same recipient regardless of whether Options previously granted to him or her remain unexercised.

     Transferability. No Option may be transferred other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, permit a participant to transfer all or a portion of his or her Options to members of his or her immediate family, to trusts for the benefit of members of his or her immediate family, or to family partnerships in which immediate family members are the only partners, provided that the participant receive no consideration for such transfer and that such Options shall be subject to termination as if the Options were in the hands of the transferor. The Committee may also, in its discretion, permit a consultant to transfer all or a portion of the Options granted by reason of services he or she performs for the Company as an employee or partner of a consulting firm to his or her consulting firm, provided that such Options shall still be subject to termination as if the Options were in the hands of the transferor, or permit a consultant which is organized as a partnership or limited liability company to transfer the Options to its members, subject to termination if the consultant ends its relationship with the Company.

     Covenants Not to Compete. The Committee may, in its discretion, condition any Option granted to an employee, consultant or director on such participant's agreement to enter into a covenant not to compete with the Company as the Committee may deem to be desirable. Such covenant not to compete shall be set forth in the participant's stock option agreement, and the stock option agreement shall provide that the Option shall be forfeited immediately, whether otherwise vested or not, if the Board of Directors determines that the participant has violated his or her covenant not to compete. In addition, in the Committee's discretion, the participant's stock option agreement may also provide that if the participant breaches his or her covenant not to compete, the Company shall have the right to repurchase any shares of Common Stock previously issued to the participant pursuant to an exercise of the Option, at a repurchase price equal to the Option Price paid by the participant.

     Adjustments. The maximum number of shares that may be issued or transferred under the 2002 Plan and the number of shares covered by outstanding Options and the exercise prices per share applicable thereto are subject to adjustment in the event of stock dividends, stock splits, combinations, exchanges of shares, recapitalizations, mergers, consolidations, liquidation of the Company, and similar transactions or events.

     Administration and Amendments. The 2002 Plan will be administered by the Board of Directors, or if the Board determines it is desirable to delegate its authority to administer the 2002 Plan, by a committee appointed by the Board, which may be the Compensation Committee. In connection with its administration of the 2002 Plan, the Board and any committee are authorized to interpret the 2002 Plan and related agreements and other documents.

     The 2002 Plan may be amended from time to time by the Board of Directors in such respects as it deems advisable. Further approval by the stockholders of the Company will be required for any amendment that would (i) increase the aggregate number of shares of Common Stock that may be issued under the 2002 Plan, (ii) materially change the classes of persons eligible to participate in the Plan, or
(iii) otherwise cause Rule 16b-3 under the Exchange Act to cease to be applicable to the 2002 Plan. No amendment may change the Plan so as to cause any Option intended to be an ISO to fail to meet the Internal Revenue Code requirements for an incentive stock option. No amendment may change any rights an optionee may have under any outstanding Option without the written consent of the optionee except for the termination of the Plan and outstanding Options upon adequate provision being made by the Board of Directors for the payment to an optionee of the excess of fair value, as defined in the Plan, over the exercise price for any vested Options. The Board may at any time terminate or discontinue the 2002 Plan. Unless terminated sooner, the 2002 Plan will continue in effect until all Options granted thereunder have expired or been exercised, provided that no Options may be granted after 10 years from the date the Board of Directors adopted the 2002 Plan.

Federal Income Tax Consequences

     The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2002 Plan based on federal income tax laws in effect on April 1, 2003. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     Nonstatutory Options. In general, (i) an employee or director will not recognize taxable income at the time he or she is granted Nonstatutory Options;
(ii) at the time of exercise of a Nonstatutory Option, ordinary income will be recognized by the employee in an amount equal to the difference between the Option Price paid for the shares and the fair market value of the shares; and
(iii) at the time of sale of shares acquired pursuant to the exercise of a Nonstatutory Option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     Incentive Stock Options. No income generally will be recognized by an employee upon either the grant or the exercise of an ISO. If the shares of Common Stock issued to an employee pursuant to the exercise of an ISO and the shares are not sold or otherwise transferred by the employee within two years after the date of grant or within one year after the transfer of the shares to the employee, then upon the sale of the shares any amount realized in excess of the Option Price will be taxed to the employee as long-term capital gain and any loss sustained will be a long-term capital loss. Although an employee will not realize ordinary income upon the exercise of an ISO, if the shares are sold or transferred after the expiration of the one-year or two-year holding periods described above, the excess of the fair market value of the Common Stock acquired at the time of exercise over the Option Price may constitute an adjustment in computing alternative minimum taxable income under Section 56 of the Internal Revenue Code and, thus, may result in the imposition of the "alternative minimum tax" pursuant to Section 55 of the Internal Revenue Code on the employee.

     If shares of Common Stock acquired upon the exercise of an ISO are disposed of before the expiration of one-year or two-year holding periods described above, including where the employee pays the Option Price through a so-called cashless exercise, the employee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the Option Price paid for the shares. Any further gain (or loss) realized by the employee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

     Tax Consequences to the Company. To the extent that the recipient of an Option recognizes ordinary income in the circumstances described above, the Company generally will be entitled to a corresponding federal income tax deduction, provided that, among other things, (i) the income meets the test of reasonableness, and is an ordinary and necessary business expense; (ii) the benefits do not constitute an "excess parachute payment" within the meaning of
Section 280G of the Internal Revenue Code; and (iii) the deduction is not disallowed because the compensation paid to the employee during the period exceeds the $1 million limitation on executive compensation of named executive officers.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2

                                 PROPOSAL NO. 3

     RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                       FOR THE COMPANY (ERNST & YOUNG LLP)

     The Board of Directors has appointed the firm of Ernst & Young LLP, independent certified public accountants, to be the Company's independent certified public accountants for the year 2003 and recommends to stockholders that they vote for ratification of that appointment.

     Ernst & Young LLP served in this capacity since May 1, 2001. Its representatives will be present at the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

     The appointment of independent certified public accountants is approved annually by the Board and subsequently submitted to the stockholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee, which reviews and approves in advance the audit scope, the types of nonaudit services, and the estimated fees for the coming year. The Audit Committee also reviews and approves nonaudit services to ensure that they will not impair the independence of the accountants.

     Before making its recommendation to the Board for appointment of Ernst & Young LLP, the Audit Committee carefully considered that firm's qualifications as independent certified public accountants for the Company. This included its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Ernst & Young LLP in all of these respects. The committee's review included inquiry concerning any litigation involving Ernst & Young LLP and any proceedings by the Securities and Exchange Commission against the firm. In this respect, the committee has concluded that the ability of Ernst & Young LLP to perform services for the Company is in no way adversely affected by any such investigation or litigation

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

EXECUTIVE OFFICERS OF THE COMPANY

     The following table lists the executive officers of the Company. All executive officers are appointed annually by, and serve at the discretion of, the Board of Directors of the Company. During 2002, there were a number of changes in the executive officers of the Company. The following table first lists the current executive officers. The table then lists persons who served as executive officers during 2002, but are not currently executive officers.

                                   POSITION                            BUSINESS EXPERIENCE
         NAME AND AGE          WITH THE COMPANY                       DURING PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------------
Current Executive Officers

Nickolas A. Branica (50)     President and Chief   Mr. Branica was appointed president and chief executive
                             Executive Officer     officer of Comdial in October 2000. In 1992, Mr. Branica
                                                   founded Key Voice Technologies, Inc. ("KVT") in Sarasota,
                                                   Florida, and served as its president and chief executive
                                                   officer. In March 1996, Comdial Corporation acquired KVT
                                                   with the stipulation that Mr. Branica would remain as
                                                   president and chief executive officer of KVT. Prior to
                                                   joining Comdial, Mr. Branica held management positions with
                                                   Elcotel and Compass Technologies/Octel Corporation, both
                                                   public telecommunications companies.

                                   POSITION                              BUSINESS EXPERIENCE
         NAME AND AGE          WITH THE COMPANY                         DURING PAST FIVE YEARS

Kenneth M. Clinebell (41)    Senior Vice President,      Mr. Clinebell joined Comdial as the Company's senior vice
                             Chief Financial Officer     president, chief financial officer and treasurer in November
                             and Treasurer               2002. Prior to joining Comdial, Mr. Clinebell held various positions at Vicorp, Inc., currently a privately-held
                                                         multi-national software development company. Mr. Clinebell joined Vicorp, Inc. in 1994 as a member of the senior
                                                         executive team and was employed as chief financial officer, interim chief executive officer and a member of the Board of
                                                         Directors until November 2002. Prior to joining Vicorp, Mr.
                                                         Clinebell served as controller and manager of financial
                                                         reporting at Kimmins Corporation, a construction real estate and insurance conglomerate, and as audit manager at
                                                         Laventhal & Horwath, CPAs. Mr. Clinebell is a certified
                                                         public accountant.

Travis L. Provow (45)        Chairman of the Executive   Mr. Provow was named chairman of the Executive Committee in
                             Committee                   November 2002. He has served as a director of the Company
                                                         since June 2002 and as chairman of the Board since October
                                                         2002. Mr. Provow had served as president and managing
                                                         director of Commonwealth Holdings, LLC, a private investment fund, since January 2002. From January 2002 until November
                                                         2002 he also served as a manager of ComVest Management,
                                                         ComVest's general partner. From January 2000 to December
                                                         2001, Mr. Provow was the president and chief executive
                                                         officer of Intelispan, a provider of network solutions and enabler or electronic communications. From May 1998 to
                                                         December 1999, Mr. Provow served as the chief operating
                                                         officer of Slingshot Networks LLC, a provider of digital
                                                         media storage, until the company was purchased by Qwest
                                                         Communications. From June 1995 to May 1998, Mr. Provow
                                                         served as the executive vice president and chief operating officer of GridNet International, a provider of enhanced
                                                         data communications services, which Mr. Provow founded and which was purchased by MCI WorldCom in July 1997.

                                   POSITION                            BUSINESS EXPERIENCE
         NAME AND AGE          WITH THE COMPANY                       DURING PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------------

Ralph R. Dyer (43)           Vice President, General     Mr. Dyer was elected as vice president and general counsel
                             Counsel and Secretary       in September 2001. He also became secretary in November
                                                         2002. He has responsibility for legal and corporate
                                                         functions of the Company. Prior to joining Comdial, Mr. Dyer was senior corporate counsel for Intermedia Communications
                                                         Inc. from 1998 until 2001. Mr. Dyer was director of legal
                                                         affairs for Americatel Corporation from 1994 until 1998 and contract administrator for Americatel in 1993 and 1994.

Carla K. Luke (32)           Vice President of Finance   Ms. Luke became vice president of finance and controller in
                             and Controller              January 2002. Prior to joining Comdial, Ms. Luke was
                                                         corporate controller and assistant controller for Vicorp,
                                                         Inc., a multi-national software developer from December 1996 until July 2001. Previously, Ms. Luke was accounting
                                                         supervisor for Danka Business Systems, PLC in 1995 and 1996 and was audit senior with Coopers & Lybrand LLP from 1992 to
                                                         1995. Ms. Luke is a certified public accountant.

Former Executive Officers

Paul K. Suijk (46)           Former Senior Vice          Mr. Suijk was senior vice president, chief financial officer
                             President, Chief Financial  and secretary of the Company from May 2000 until November
                             Officer and Secretary       2002. Mr. Suijk also served as senior vice president and
                                                         corporate treasurer for Danka Business Systems, PLC from
                                                         1997 until joining Comdial in 2000.

Kenneth W. Noack (65)        Former Senior Vice          Mr. Noack served as senior vice president of operations for
                             President of Operations     the Company from August 2001 until December 2002, when he
                                                         became director of operations, the position in which he
                                                         served until his retirement in February 2003. Prior to
                                                         joining Comdial, Mr. Noack held various senior positions in the telecommunications industry including as vice president of operations for Elcotel, Inc. from July 1992 until August
                                                         2001.

Family Relationships

     There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Involvement in Certain Legal Proceedings

     There are no legal proceedings involving the directors or executive officers.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the date of this prospectus:

1. each person who is known by us to be the owner of record or beneficial owner of more than 5% of the outstanding Common Stock;

2. each of our directors and Named Executive Officers (as that term is defined in the Summary Compensation Table on page 23 below);

3.   all of our directors and Named Executive Officers as a group; and

4. the number of shares of Common Stock beneficially owned by each such person and such group and the percentage of the outstanding shares owned by each such person and such group.

     As used in the table below and elsewhere in this prospectus, the term "beneficial ownership" with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days following the date of this prospectus. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated. Applicable percentage ownership is based on 8,514,518 shares of Common Stock outstanding as of March 20, 2003. To the extent that any shares are issued upon exercise of stock options, warrants or other rights to acquire our securities that are presently outstanding or granted in the future or reserved for future issuance under our stock option plan, there will be further dilution to new public investors.

     Except as otherwise noted below, the address of each of the persons in the table is c/o Comdial Corporation, 106 Cattlemen Road, Sarasota, Florida 34232.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information, as of March 20, 2003, as to the beneficial ownership of the Common Stock by (i) each stockholder known by us to own beneficially five percent or more of the outstanding shares; (ii) each of our directors; (iii) each Named Executive Officer of the Company; and (iv) all of our Named Executive Officers and directors as a group, together with their percentage ownership and voting power.

                                           Amount and Nature
                                             of Beneficial
                                               ownership        Percent of Class
    Name and Address of Beneficial Owner          (1)                  (1)

ComVest Venture Partners, L.P.(2)              3,075,755 (3)          26.54%
Robert Priddy                                    944,677 (4)           9.99%
Shea Ventures, LLC                             1,295,508 (5)          13.21%
Edmund Shea                                    1,300,804 (6)          13.25%
Michael S. Falk (2)                            3,491,317 (7)          29.08%
Keith Rosenbloom (8)                              44,844 (9)           *
Travis L. Provow (8)                             131,771 (10)          1.52%
S. Sanford Schlitt (8)                               667 (11)          *
Edwin M. Cooperman (8)                                 0               *
Alan Kessman (8)                                  19,889 (12)          *
Nickolas A. Branica (8)                          682,935 (13)          7.44%
Paul K. Suijk (8)                                 47,762 (14)          *
Ralph R. Dyer (8)                                  1,000 (11)          *
Carla K. Luke (8)                                    667 (11)          *
Kenneth W. Noack (8)                               1,334 (11)          *

All directors and named officers as a group    4,422,186              45.78%
(11 persons)

-------------------
*    Less than one percent.

(1) The amount and percentage of securities beneficially owned by an individual are determined in accordance with the definition of beneficial ownership set forth in the regulations of the Securities and Exchange Commission. Such amounts may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after March 20, 2003. Beneficial ownership may be disclaimed as to certain of the securities. Unless otherwise indicated, the persons and entities named have sole voting and dispositive power over their shares. The table above sets forth beneficial ownership and percentages of beneficial ownership of Common Stock.

(2) The address for ComVest Venture Partners, L.P., ComVest Management, LLC, Commonwealth Associates, L.P., and Michael S. Falk is 830 Third Avenue, 4th Floor, New York, NY 10022.

(3) Represents restricted shares held by ComVest. ComVest is a Delaware limited partnership whose principal business is investing in securities.

(4) Represents 944,677 restricted shares owned. Mr. Priddy has a business address of 3435 Kingsboro Road, Apt. 1601, Atlanta, GA 30826.

(5) Restricted shares owned. Shea Ventures, LLC has a business address of 655 Brea Canyon Road, Walnut, CA 91789.

(6) Represents 5,296 restricted shares owned and all shares beneficially owned by Shea Ventures, LLC, which Mr. Shea serves as manager.

(7) Mr. Falk is a manager of ComVest Management and is Chairman and principal stockholder of Commonwealth Associates Management Company, Inc. ("CAMC"), which is general partner of Commonwealth Associates, L.P. ("Commonwealth"). In his capacity as Chairman and controlling equity owner of CAMC, Mr. Falk may be deemed to share indirect voting and dispositive power with respect to the shares beneficially owned by CAMC, ComVest and Commonwealth and may therefore be deemed to be beneficial owner of such securities. In addition, Mr. Falk is the majority member of Commonwealth Associates Group Holdings, LLC ("Commonwealth Holdings"), and may therefore be deemed to be beneficial owner of securities beneficially owned by Commonwealth Holdings. Accordingly, Mr. Falk may be deemed to be beneficial owner of the following: (i) 246,720 restricted shares owned, (ii) 84,421 shares beneficially owned by Commonwealth, (iii) 3,075,755 shares beneficially owned by ComVest, and (iv) 84,421 shares beneficially owned by Commonwealth Holdings.

(8)  c/o Comdial Corporation, 106 Cattlemen Road, Sarasota, Florida 34232.

(9)  Represents restricted shares owned.

(10) Includes 43,053 restricted shares and 450 registered shares owned, plus warrants to purchase 21,601 shares at $0.15 per share and 66,667 shares issuable upon the exercise of stock options that are exercisable within sixty (60) days of March 20, 2003.

(11) Represents shares issuable upon the exercise of stock options that are exercisable within sixty (60) days of March 20, 2003.

(12) Includes 12,800 restricted shares owned by PS Capital LLC which Mr. Kessman beneficially owns based on his position as a managing partner of PS Capital LLC. Also includes 7,089 shares issuable upon the exercise of stock options that are exercisable within sixty (60) days of March 20, 2003.

(13) Includes: (a) 619,378 restricted shares; (b) 16,006 registered shares; and
     (c) 47,551 shares issuable upon the exercise of stock options that are exercisable within sixty (60) days of March 20, 2003.

(14) Includes 2,762 shares owned and shares issuable upon the exercise of stock warrants to purchase 45,000 shares at $0.15 per share.

CHANGE IN CONTROL

     As a result of the issuances of securities in connection with previously disclosed private placement financings in 2002 (collectively, the "Private Placement"), and a previously disclosed change in the majority of the members of the Board resulting from the Private Placement, there has been a change in control of the Company.

     As a result of the Private Placement, ComVest Venture Partners, L.P. ("ComVest") beneficially owns approximately 27% of the Company's Common Stock and is the holder of a 7% subordinated secured convertible promissory note in the amount of $3,166,750, which note was acquired pursuant to ComVest's investment in the Private Placement.

     As a result of the foregoing, currently the Board is comprised of seven members, three of whom, Messrs. Provow, Falk and Rosenbloom, were designated by ComVest, Mr. Kessman, as designee of the Private Placement investors, and Messrs. Branica, Schlitt and Cooperman.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to the terms of the Private Placement, which is further described under the heading Change in Control immediately above in this Proxy Statement, ComVest received the right to designate a majority of the Board, which was then comprised of four members. In June 2002, ComVest designated Travis Lee Provow and Joseph Wynne to fill the vacancies left by the resignations of David P. Berg and Robert P. Collins. On August 13, 2002, ComVest's third designee, Keith Rosenbloom, was appointed to the Board. On October 3, 2002, Michael S. Falk was named to the Board, and Travis Lee Provow was named chairman of the Board, replacing Nickolas A. Branica, the Company's CEO who was serving as interim chairman and who remained on the Board as a director. Also on that date, Edwin
M. Cooperman was appointed to be a director of the Company and Joseph P. Wynne resigned from the Board. Pursuant to the terms of the Private Placement, the investors in the placement were given the right to designate one further member of the Board. On December 18, 2002, Alan Kessman was appointed to the Board as such member. Mr. Kessman is not affiliated with Commonwealth, however he serves as managing partner of P.S. Capital, LLC which made a $50,000 investment in the Private Placement and which is the beneficial owner of 19,889 shares of the Company's Common Stock, or less than 1% of the shares outstanding. PS Capital, LLC owns 12,800 restricted shares which it acquired pursuant to its investment in the Private Placement and is the beneficial owner of 7,089 shares issuable upon the exercise of vested stock options held by Mr. Kessman. Mr. Kessman currently serves as chairman of the Audit Committee.

     As a result of the Private Placement, ComVest owns approximately 27% of the Company's Common Stock and is the holder of a 7% subordinated secured convertible promissory note in the amount of $3,166,750, which note was issued pursuant to ComVest's investment in the Private Placement. ComVest was paid $41,942 in interest on its debt by the Company in 2002. Two of the Company's directors, Michael S. Falk and Keith M. Rosenbloom are managers of ComVest. A third director, chairman Travis Lee Provow, was a manager of ComVest until leaving that position to become chairman of the Executive Committee of the Company, an officer position, in November 2002. Mr. Falk is also chairman and chief executive officer of Commonwealth Associates, L.P. ("Commonwealth"). Commonwealth is an affiliate of ComVest and served as placement agent for the Private Placement. Commonwealth also serves as investment advisors to the Company pursuant to an advisory agreement and is currently paid $10,000 per month under such agreement. Commonwealth was paid $35,000 under the advisory agreement in 2002. Messrs. Provow, Falk and Rosenbloom are directors of Commonwealth Associates Management Company, Inc., which is the general partner of Commonwealth. Mr. Provow served as president and managing director of Commonwealth Holdings, LLC, a private investment fund affiliated with Commonwealth, from January 2002 to November 2002. Mr. Falk beneficially owns approximately 29% of the Company's Common Stock. Mr. Provow beneficially owns approximately 1.5% of the Company's Common Stock. Mr. Rosenbloom beneficially owns less than 1% percent of the Company's Common Stock.

     Nickolas A. Branica, the Company's president and chief executive officer and a director, beneficially owns approximately 7% of the Company's Common Stock and is the holder of a 7% subordinated secured convertible promissory note in the amount of $433,350, which note was issued pursuant to Mr. Branica's $500,000 investment in the Private Placement. Mr. Branica converted $66,650 of the original $500,000 note he received pursuant to his investment into Common Stock and received 444,334 shares upon such conversion.

EXECUTIVE COMPENSATION

     The following sections disclose detailed information about cash and equity-based executive compensation paid by the Company to certain of its executive employees. The information is comprised of a Report of the Company's Compensation Committee of the Board of Directors, a graph showing the Company's five year stock performance relative to its industry, Committee Interlocks and Insider Participation, a Summary Compensation Table, and additional tables that provide further details on stock options and pension benefits.

Report of the Compensation Committee of the Board of Directors

     The Company's executive compensation package for its executive officers consists of three elements: base salary, annual performance-based incentive, and stock option grants.

     Compensation Principles. The Committee believes that the executive compensation package should provide incentives to achieve both current and longer-term strategic management goals of the Company, with the ultimate objective of enhancing stockholder value. The three elements of the compensation plan are designed to achieve this objective. The base salaries are set at levels believed by the Committee to be sufficient to attract and retain qualified officers, with a significant portion of the cash compensation being in the form of performance-based incentives dependent upon meeting specified Company annual financial goals. Stock option grants are intended to serve as an incentive to achieve the overall longer-term objective of enhancing stockholder value.

     Salaries. In general, base salary levels are set at levels believed by the Committee to be sufficient to attract and retain qualified executives, when considered with the other components of the executive compensation package. Annually, the Committee reviews the compensation of the executive officers. In addition, the Committee considers the compensation paid by companies in the same or similar industries. The Committee considers the remuneration analysis in conjunction with the Company's overall performance as measured by achievement of the Company's objectives and the development and succession of sound management practices and skilled personnel. In order to attract and retain qualified executive personnel, base salary levels have reflected a necessary balance between (i) the competitive level set by the industry and (ii) the Company's overall financial performance and condition.

     In 2002, in consideration of the continued difficulties facing the telecommunications industry and the financial challenges facing the Company, including the need to reduce cash expenditures and the fact that the Company had decided not to increase salaries of any Company employees, the Committee did not approve any salary increases for executive officers. The base salaries of the chief executive officer, as described in this report below, and the former chief financial officer, were in fact, decreased.

     Annual Incentives. The Committee has established a formal plan for awarding incentive compensation to officers. The plan accounts for the cost of invested capital and is designed to focus the attention of the executive officers on both income statement and balance sheet performance. The Committee believes that the plan is supportive of the Company's continued focus on improved financial results and positioning the Company for continued growth. Each year, the Committee sets the required levels for each performance objective. The Company's actual performance for a year is then measured against the predetermined levels to calculate annual incentive payments, if any.

     For 2002, a bonus plan for the Company's Chief executive officer and its chief financial officer was approved by the Committee. Pursuant to that bonus plan, the Chief executive officer and chief financial officer were each eligible to receive up to 100% of their annual salary upon the attainment of certain quantitative and qualitative objectives. More specifically, those objectives included: (a) six quantitative objectives, including targets related to revenue, margin, expense reductions, EBITDA and working capital; and (b) seven qualitative objectives, including implementing changes in internal reporting systems and accounting and management controls, 2003 business plan, including long term strategy, sales and marketing programs and improvement in receivable quality. The Committee determined that five of the seven qualitative objectives were met, but that none of the quantitative objectives were attained and that, accordingly, each of the executives were only entitled to a proportionate share of the bonuses allotted for 2002. Therefore, Mr. Branica will be paid a total bonus of $64,285 and Mr. Clinebell will be paid a total bonus of $6,428, which amounts are to be paid in four equivalent quarterly installments during 2003. Mr. Clinebell's bonus was also proportionally reduced based on the fact that he was employed as the Company's chief financial officer in 2002 during the period of November 15 through December 31 only. No other executive officers received a bonus for 2002.

     In addition to the foregoing, Mr. Branica was awarded warrants to purchase 55,000 shares of Common Stock at $0.15 per share in full satisfaction of a bonus plan that was approved by the Committee for fiscal year 2001 and for the first quarter of 2002 but that had remained unpaid. That bonus, which also resulted in the granting of warrants to purchase 45,000 shares of Common Stock at $0.15 per share to Paul K. Suijk, the Company's former chief financial officer, was earned based on the substantial reductions in non-bank debt and other non-bank liabilities achieved by the Company. Mr. Branica converted all of the foregoing warrants into 52,800 shares of the Common Stock on November 26, 2002, in a cashless exercise. Mr. Suijk's warrants remain outstanding and exercisable. Further, the Company paid $12,918 in automobile payments, $6,262 in country club dues and $642 in group term life insurance premiums on behalf of Mr. Branica, and Mr. Branica also received $5,500 in matching 401(k) contributions.

     Stock Options. Stock options comprise one part of the executive compensation package. This component is intended to encourage key employees to remain in the employ of the Company by offering them an opportunity for ownership in the Company, and to provide them with a long-term interest in the Company's overall performance as reflected by the performance in the market of the Company's Common Stock. During 2002, 147 eligible employees were awarded stock options to acquire a total of 1,024,526 shares of the Company's Common Stock. The Company's executive officers, including Messrs. Branica, Clinebell, Provow, Dyer, Suijk and Noack, and Ms. Luke, were awarded options to purchase, in the aggregate, a total of 509,545 shares of Common Stock in 2002.

     Compensation of the Chief Executive Officer. The Committee determined the compensation of the Company's chief executive officer, Mr. Branica, for the 2002 fiscal year in a manner consistent with the guidelines and policies described above. In June 2002, pursuant to an amendment to Mr. Branica's employment agreement, Mr. Branica's annual salary was reduced from $325,000 to $225,000 and an incentive bonus plan for Mr. Branica and for the Company's chief financial officer was approved by the Committee. That bonus plan and the award made to Mr. Branica thereunder is more fully described above.

     In setting Mr. Branica's 2002 fiscal year compensation, the Committee considered the executive leadership needs of the Company, the recent financial performance of the Company and the need to reduce compensation and other operating expenses. Accordingly, the reduction in Mr. Branica's salary and the implementation of the incentive bonus plan described above were deemed appropriate by the Committee. The Committee believes that a structure of reasonable incentives and relatively lower base pay is appropriate for the Company's chief executive officer considering the current financial needs and competitive position of the Company. The Committee believes that Mr. Branica's total compensation for the 2002 fiscal year was appropriate in light of the above considerations.

SUBMITTED BY THE COMPENSATION COMMITTEE:

EDWIN M. COOPERMAN           MICHAEL S. FALK           TRAVIS L. PROVOW
    (CHAIRMAN)

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is presently comprised of Mr. Cooperman, who serves as chairman, and Messrs. Provow and Falk, all of whom were appointed to the Committee in November 2002. David P. Berg, Robert P. Collins and Mr. Schlitt also served on the Committee during 2002. Mr. Provow became chairman of the Executive Committee of the Company, an officer position, in November 2002. Mr. Berg previously served as the Company's senior vice president and general counsel in 2001, and as a director of the Company from October 2001 until June 2002.

     As further described under the heading Change in Control on page 17 above, and as a result of the Private Placement, ComVest beneficially owns approximately 27% of the Company's Common Stock and is the holder of a 7% subordinated secured convertible promissory note in the amount of $3,166,750, which note was issued pursuant to ComVest's investment in the Private Placement. During 2002, ComVest was paid $41,942 in interest on its debt by the Company. Mr. Falk is a managers of ComVest and Mr. Provow was a manager of ComVest until becoming Chairman of the Executive Committee (as noted in the paragraph above), in November 2002. Mr. Falk is also chairman and chief executive officer of Commonwealth, an affiliate of ComVest, and the Company's placement agent for the Private Placement. Commonwealth also serves as investment advisors to the Company pursuant to an advisory agreement and is currently paid $10,000 per month by the Company under such agreement, which payments commenced in October 2002 and totaled $35,000 in 2002. Mr. Provow served as president and managing director of Commonwealth Holdings, LLC, a private investment fund affiliated with Commonwealth, from January 2002 to November 2002 Messrs. Provow and Falk are presently directors of Commonwealth Associates Management Company, Inc., which is the general partner of Commonwealth. Mr. Falk beneficially owns approximately 29% of the Company's Common Stock. Mr. Provow beneficially owns approximately 1.5% of the Company's Common Stock.

Five Year Total Stockholder Return

     The following performance table compares the cumulative total return, assuming the reinvestment of dividends, for the period from December 31, 1997 through December 31, 2002, from an investment of $100 in (i) the Company's Common Stock, (ii) the Nasdaq Market Index, and (iii) a peer group index constructed by the Company (the "Peer Group Index").

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG COMDIAL CORPORATION,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

           [LINE CHART OMITTED THE FOLLOWING DATA WAS ALSO REPRESENTED
                   AS A LINE CHART IN THE PRINTED MATERIAL.]

                     ASSUMES $100 INVESTED ON JAN. 01, 1998
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2002

                               1997     1998    1999     2000     2001     2002
COMDIAL CORPORATION           100.00    95.27  107.43    11.15     3.57     0.50
PEER GROUP INDEX              100.00   118.66  127.29    39.45    97.71   107.24
NASDAQ MARKET INDEX           100.00   141.04  248.76   156.35   124.64    86.94

     The Company's Common Stock is traded on the OTC Bulletin Board ("OTC-BB") under the symbol CMDZ. As previously disclosed, the Company's Common Stock was delisted from the Nasdaq SmallCap Market on August 7, 2002. From August 7, 2002 until January 29, 2003, the Common Stock was traded on the Pink Sheets Electronic Quotation System. Previously, the Common Stock was traded on the Nasdaq SmallCap Market under the symbol CMDL until its delisting. On January 29, 2003, it became listed on the OTC-BB.

     Media General Financial Services supplied the necessary information to construct the table, including the Peer Group Index. The Peer Group Index consists of the following companies: Inter-Tel, Inc. and Vodavi Technology, Inc. The Company selected these two companies as the peer group because their lines of business most closely match the lines of business in which the Company is currently primarily engaged. Although Avaya Inc. and Nortel Networks are also major competitors of the Company, these two companies have been excluded from the peer group because they are much larger than the Company and derive most of their revenues from other lines of business. The returns of each peer group issuer have been weighted according to the respective issuer's stock market capitalization at the beginning of each period for which a return is indicated.

     The performance of any individual company's common stock is influenced not only by its own performance and future prospects, but also by a number of external factors over which the company and its management have indirect or no control, including general economic conditions, expectations for the company's future performance, and conditions affecting or expected to affect the company's industry. In addition, stock performance can be affected by factors such as trading volume, analytical research coverage by the investment community, and the propensity of stockholders to hold the stock for investment purposes. The relative weight of these factors also changes over time. Consequently, stock performance, including measurement against indexes, may not be representative of a company's financial performance for given periods of time.

     Summary Compensation Table

     The following summary compensation table presents information about the compensation paid by the Company during its three most recent fiscal years to those individuals who were (i) the Company's chief executive officer at the end of the last completed fiscal year, regardless of compensation level and (ii) the Company's two most highly compensated executive officers other than the CEO who were serving as an executive officer at the end of the last completed fiscal year and whose total annual salary and bonus for the last completed fiscal year exceeded $100,000 and (iii) two additional individuals who served as executive officers during 2002 (collectively, the "Named Executive Officers").

                                                                              LONG-TERM
                                                                             COMPENSATION
                                            ANNUAL COMPENSATION(1)                (2)
                                            ----------------------           ------------
                                                                                                   ALL OTHER
      NAME AND PRINCIPAL                                                                         COMPENSATION
           POSITION                 YEAR   BASE SALARY ($)    BONUS       OPTIONS GRANTED (#)         ($)
   ------------------------         ----   ---------------    -----       -------------------    ------------
Nickolas A. Branica,                2002       285,769        64,285(3)          376,471(4)         25,322(5)
   President and Chief              2001       297,126        15,000              18,889            20,709
   Executive Officer                2000       188,920       101,409              13,333            23,025

Ralph R. Dyer                       2002       120,000             0              28,001             3,407(6)
    Vice President, General         2001        31,385(7)          0                 667                23
   Counsel and Secretary

Paul K. Suijk,                      2002       198,312(8)          0              89,071(9)          5,762(10)
   Former Senior Vice               2001       241,500             0               2,222             3,029
   President and Chief              2000       181,800             0              13,333            92,000
   Financial Officer

Carla K. Luke                       2002       103,231(11)         0              28,001                56(12)
    Vice President of Finance
   and Controller

Kenneth W. Noack                    2002       146,827             0               8,001             4,953(13)
    Former Senior Vice              2001        51,923(14)         0               1,334             1,313
   President of Operations

(1) While the Named Executive Officers received perquisites or other personal benefits in the years shown, in accordance with Securities and Exchange Commission regulations, the value of these benefits are not indicated since they did not exceed the lesser of $50,000 or 10% of the individual's salary and bonus in any year.

(2) Except for the warrants granted to Messrs. Branica and Suijk as noted below, all of the long term compensation described in this table is in the form of stock options and no restricted stock, stock appreciation rights or any other long term compensation was granted.

(3) Bonus awarded for 2002. Bonus to be paid in four equivalent quarterly installments in 2003.

(4) Includes options to purchase 321,471 shares and warrants to purchase 55,000 shares, which warrants are exercisable at any time on or before June 21, 2007 at an exercise price of $0.15 per share.

(5) Includes country club dues of $6,262; automobile payments of $12,918; 401(k) match of $5,500 and imputed income from group term life insurance policy of $642.

(6) Includes: 401(k) match of $3,323 and imputed income from group term life insurance policy of $84.

(7)  Mr. Dyer became employed by the Company on September 19, 2001.

(8) Mr. Suijk's employment as senior vice president, chief financial officer and secretary of the Company ended as of November 14, 2002.

(9) Includes options to purchase 44,071 shares and warrants to purchase 45,000 shares, which warrants are exercisable at any time on or before June 21, 2007 at an exercise price of $0.15 per share.

(10) Includes: 401(k) match of $5,500 and imputed income from group term life insurance policy of $262.

(11) Ms. Luke became employed by the Company on January 15, 2002.

(12) Imputed income from group term life insurance policy.

(13) Includes: 401(k) match of $3,461 and imputed income from group term life insurance policy of $1,492.

(14) Mr. Noack became employed by the Company on August 20, 2001. On November 14, 2002, Mr. Noack became director of operations, a non-officer position. Mr. Noack retired from the Company on February 28, 2003.

Stock Options

     The Company previously adopted the Comdial Corporation 1992 Stock Incentive Plan (the "1992 Plan"), which expired on March 5, 2002. Because of the expiration of the 1992 Plan, the Board, with the approval of the stockholders, adopted the 2002 Employee and Non-Employee Director Stock Incentive Plan (the "2002 Plan"). The Board, with the approval of the stockholders has reserved 1,000,000 shares for issuance under the 2002 Plan. Both the 2002 Plan and the 1992 Plan were adopted with the intention to further the long-term stability and financial success of the Company by attracting and retaining key employees through the use of stock incentives, including stock options. The following table sets forth additional information concerning individual grants of stock options made under the 2002 Plan and the 1992 Plan during the last completed fiscal year to each of the Named Executive Officers. Except as indicated in a footnote, all such grants were made pursuant to the 2002 Plan.

                        Option Grants In Last Fiscal Year

                                                                                            POTENTIAL REALIZED VALUE
                                                                                           AT ASSUMED RATES OF STOCK
                                                                                             PRICE APPRECIATION FOR
                                       INDIVIDUAL GRANTS                                         OPTION TERM(1)
                                          % OF TOTAL
                           OPTIONS      OPTIONS GRANTED    EXERCISE OR
                           GRANTED      TO EMPLOYEES IN    BASE PRICE
         NAME                (#)          FISCAL YEAR        ($/SH)      EXPIRATION DATE       5%($)        10%($)
Nickolas A. Branica        33,334              3.25           12.00         6/21/2012         251,563      637,510
(2)                        16,551              1.62            6.15         6/24/2012          64,014      162,225
                           55,987              5.46            5.70          7/15/012         200,697      508,604
                            6,266              0.61            0.75         8/19/2012           2,955        7,490
                            8,443              0.82            2.25         9/11/2012          11,947       30,276
                              445              0.04            0.75         9/27/2012             210          532
                              445              0.04            0.75         9/30/2012             210          532
                          200,000             19.52            0.98         12/4/2012         123,263      312,374
                           55,000(3)            n/a            0.15         6/21/2007             n/a          n/a
Ralph R. Dyer (4)           1,334              0.13            7.95          3/1/2012           6,670       16,902
                           26,667              2.60            0.98         12/4/2012          16,435       41,650
Carla K. Luke (5)           1,334              0.13            5.70         1/15/2012           4,782       12,118
                           26,667              2.60            0.98         12/4/2012          16,435       41,650
Paul K. Suijk (6)           8,276              0.81            6.15           expired          32,009       81,117
                           27,994              2.73            5.70           expired         100,350      254,307
                            3,133              0.31            0.75           expired           1,477         3743
                            4,222              0.41            2.25           expired           5,974       15,140
                              223              0.02            0.75           expired             105          267
                              223              0.02            0.75           expired             105          267
                           45,000(7)            n/a            0.15         6/21/2007             n/a          n/a
Kenneth W. Noack (8)        1,334              0.13            7.95         2/28/2004             530        1,061
                            6,667              0.65            0.98         2/28/2004             327          653

(1) The potential realized values in the table assume that the market price of the Company's Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates of five percent and ten percent, respectively. The actual value, if any, an executive may realize will depend on the excess, if any, of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated in the table.

(2) Options to purchase 33,334 shares issued on June 21, 2002 were fully vested as of the date of grant. All other options are vested in 1/3 increments on each anniversary of the date of grant until fully exercisable in three years.

(3) Represents warrants to purchase shares issued pursuant to an amendment dated June 20, 2002 to Mr. Branica's employment agreement. Mr. Branica exercised his right to convert these warrants into Common Stock and was issued 52,800 restricted shares on November 26, 2002 in a cashless exchange.

(4) 26,667 options granted to Mr. Dyer pursuant to the 2002 Plan are vested in 1/3 increments on each anniversary of the date of grant until fully exercisable in three years. 1,334 options granted to Mr. Dyer pursuant to the 1992 Plan are vested 1/2 on the first anniversary of the grant date and in additional 1/4 increments on each of the next two anniversaries.

(5) 26,667 options granted to Ms. Luke pursuant to the 2002 Plan are vested in 1/3 increments on each anniversary of the date of grant until fully exercisable in three years. 1,334 options granted to Ms. Luke pursuant to the 1992 Plan are vested 1/2 on the first anniversary of the grant date and in additional 1/4 increments on each of the next two anniversaries.

(6) All options granted to Mr. Suijk in 2002 were fully vested upon the date of grant. All stock options granted to Mr. Suijk have expired since Mr. Suijk's employment with the Company ended in November 2002.

(7) Represents warrants to purchase shares issued pursuant to amendment dated June 20, 2002 to the terms of Mr. Suijk's continued employment. All such warrants are exercisable.

(8) 6,667 options granted to Mr. Noack pursuant to the 2002 Plan are vested in 1/3 increments on each anniversary of the date of grant until fully exercisable in three years. 1,334 options granted to Mr. Noack pursuant to the 1992 Plan are vested 1/2 on the first anniversary of the grant date and in additional 1/4 increments on each of the next two anniversaries. All stock options granted to Mr. Noack will expire as of one year from the date of his retirement from the Company which was February 28, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Unexercised
                                 Option Values

                                                                    NUMBER OF            VALUE OF
                                                                    SECURITIES          UNEXERCISED
                                                                    UNDERLYING        IN-THE-MONEY(2)
                                                               UNEXERCISED OPTIONS   OPTIONS AT FY-END
                                                                  AT FY-END (#)             ($)

                         SHARES ACQUIRED   VALUE(1) REALIZED       EXERCISABLE/        EXERCISABLE/
NAME                     ON EXERCISE (#)          ($)             UNEXERCISABLE        UNEXERCISABLE
Nickolas A. Branica             0                $0.00          47,551/306,638 (3)      $0.00/$0.00
Ralph R. Dyer                   0                $0.00          1,000/27,668            $0.00/$0.00
Carla K. Luke                   0                $0.00            667/27,334            $0.00/$0.00
Paul K. Suijk                   0                $0.00                     0/0 (4)      $0.00/$0.00
Kenneth W. Noack                0                $0.00            1,334/8,001           $0.00/$0.00

(1) The dollar values are calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at exercise or fiscal year-end, respectively.

(2) Options are in-the-money if the fair market value of the underlying securities at the end of the last fiscal year exceeds the exercise price of the option. For purposes of this table, fair market value is $0.70 per share, the closing trading price of the Common Stock on December 31, 2002.

(3) Does not include warrants to acquire 28,890 shares of Common Stock held by Mr. Branica, which warrants are subject to an exercise price of $0.15 per share, are exercisable at any time between March 27, 2004 and September 27, 2004 and are subject to forfeiture in whole or in part upon the occurrence of certain events.

(4) Does not include warrants to acquire 45,000 shares of Common Stock held by Mr. Suijk, which warrants are subject to an exercise price of $0.15 per share and are exercisable at any time on or before September 27, 2004.

     Securities Authorized for Issuance Under Equity Compensation Plans

     The Company maintains the Comdial Corporation 2002 Employee and Non-Employee Director Stock Incentive Plan, subject to the amendment described in "Proposal No. 2" of this Proxy Statement (the "2002 Plan"), pursuant to which it may grant equity awards to eligible persons. In addition, the Company maintains the 1992 Stock Incentive Plan (the "1992 Incentive Plan") and the 1992 Non-Employee Directors Stock Incentive Plan (the "1992 Directors Plan"), both of which plans have expired.

     The following table provides information about equity awards under the above stockholder approved plans, as well as other plans not approved by stockholders, as described below.

                                                                                    Number of Securities
                                                                                    Remaining Available for
                                      Number of Securities                          Future Issuance Under
                                      to be Issued upon        Weighted Average     Equity Compensation
                                      Exercise of              Exercise Price of    Plans (Excluding
                                      Outstanding Options,   Outstanding Options,   Securities Reflected in
                                      Warrants and Rights     Warrants and Rights   Column (a))
Plan Category                                   (a)                   (b)                      (c)
-------------                         --------------------   --------------------   -----------------------
Equity Compensation Plans............        976,184(2)              $3.11                 46,133(3)
     Approved by Security Holders (1)

Equity Compensation Plans ............       266,667(4)              $0.15                 0
     Not Approved by Security Holders

Total.................................     1,242,851                 $1.75                 46,133

(1) Includes the 2002 Plan, the 1992 Incentive Plan and the 1992 Directors Plan, the latter two of which have expired as of March 2002.

(2) Includes: (a) 918,450 shares subject to outstanding options under the 2002 Plan, (b) 55,005 shares subject to outstanding options under the 1992 Incentive Plan and (c) 2,729 shares subject to outstanding options under the 1992 Directors Plan.

(3) Includes shares remaining available for issuance under the 2002 Plan as of December 31, 2002.

(4) Includes: (a) 166,667 shares subject to outstanding options issued to Travis L. Provow, chairman of the Executive Committee and chairman of the Board of the Company, pursuant to an employment agreement and outside of any approved stock option plan, and (b) 100,000 shares subject to outstanding warrants that were issued to Nickolas A. Branica (55,000) and Paul K. Suijk (45,000) pursuant to an executive bonus plan.

Pension Plan

     The Company has a pension plan covering hourly and salaried employees, including the executive officers. The plan was frozen as of September 3, 2000. All employees ceased accruing additional retirement benefits under the plan on that date. The plan will continue to require Company contributions for tax-deferred pension accruals for benefits accrued prior to September 3, 2000. The amount of contributions was actuarially determined in order to fund for each participating employee a benefit based on the two factors of career average compensation (as of September 3, 2000) and years of service (as of September 3, 2000). Of the Named Executive Officers, only Mr. Branica is eligible for benefits under the pension plan because his employment with the Company commenced prior to the freezing of the plan and because he has been employed by the Company for at least five years. Mr. Branica's estimated benefit to be paid at normal retirement is approximately $1,015 per month. Such estimated benefit is based on following formula:

          1.25% times career-average compensation (monthly average of compensation including bonuses), calculated from the date of hire (March 20, 1996 in Mr. Branica's case) to September 3, 2000, times the number of full years worked prior to September 3, 2000 (4 years in Mr. Branica's case); plus 0.65% times career-average compensation in excess of 50% of Social Security covered compensation (the average amount of the Social Security taxable wage base for the 35 calendar years ending with the year the employee reaches his normal retirement age), calculated from date of hire, times the number of full years worked prior to September 3, 2000.

     For highly compensated employees, such as executive officers, the amount of benefits under the pension plan was limited in order to qualify under Federal tax laws. To maintain compensation competitiveness and to restore retirement benefits for executives who were affected by tax law limits on benefits under the pension plan, the Company implemented a benefit restoration plan. However, the benefit restoration plan was frozen as of July 2000 and was terminated as of March 2002. All employees ceased the accrual of benefits under that plan, effective July 26, 2000. Any employee who was not vested in the benefit restoration plan as of July 26, 2000 forfeited all benefits under that plan. None of the Named Executive Officers is eligible for benefits under the benefit restoration plan.

     Prior to September 3, 2000, the pension plan covered a participant's compensation including bonuses and incentive pay for hourly employees and excluding deferred or supplemental compensation or other forms of compensation, if any, paid by the Company; provided, however, that the amount of a participant's annual compensation taken into account under the plan for any year was subject to certain limitations under the pension plan or in accordance with applicable law.

     There are several different forms of benefit options available under the Company's pension plan, including Straight Life Annuity, 5 Years Certain & Life Annuity, 10 Years Certain & Life Annuity, Level Income Life Annuity (age 62 and
65), Contingent Annuitant Option, and Joint and Survivor Option. The Level Income Life Annuity balances retirement income from the pension plan and social security benefits so that income remains more or less constant regardless of when social security benefits begin.

     During February 2003, the Company discovered that approximately $0.6 million and $0.1 million of unauthorized disbursements were made from the pension plan during 2002 and 2003, respectively, by a former employee of Comdial. The Company believes it has adequate insurance coverage to protect the pension plan against these losses, but there can be no assurance that the plan will completely recover the losses. The Company believes that this matter will not have a material adverse financial impact on the Company.

     In 2002, William Mustain, the Company's former CEO, and Keith Johnstone, Lawrence Tate and Joe Ford, all former executive officers of the Company remained eligible to receive supplemental retirement benefits under the benefit restoration plan. The supplemental retirement benefit is equal to 40% of the executive's average compensation until September 3, 2000 reduced by the sum of the executive's (1) pension plan benefit, (2) benefit restoration plan amount, and (3) estimated social security benefit. Average compensation is the average earnings (including elective deferrals) during the last 24 months of employment decreased by any retention bonus paid on a change in control and any income from restricted stock or stock options. The supplemental retirement benefit is reduced by 0.25% for each month that the payment date precedes the date the executive attains age 62.

     In December 2001, the Company reached agreement with Mr. Mustain which, among other things, reduced Mr. Mustain's total remaining entitlement under the benefit restoration plan from $1,102,328 to be paid by January 2002, to $288,314 to be paid in five (5) equal annual installments commencing in 2004. In March 2002, the Company reached agreement with Messrs. Johnstone, Ford and Tate whereby the Company agreed to pay them $218,391, $175,875 and $122,438, respectively, in exchange for their agreement with respect to termination of the benefit restoration plan and a release of further liabilities on the part of the Company with respect to that plan. The foregoing amounts to Johnstone, Ford and Tate are payable in 36 monthly installments of $1,250 each and then a balloon payment of the remaining balance, the amount of which will be the respective total payable as set forth above less the total of the installment payments. No interest is payable. These agreements enabled the Company to terminate the benefit restoration plan and to thus recognize the gain in its financial statements from the reduction negotiated with Mr. Mustain. None of the Named Executive Officers is eligible for benefits under the benefit restoration plan.

Executive Severance Plan

     Effective as of September 5, 1995, the Board of Directors adopted a severance plan for the Company's executive officers (as the same may be amended from time to time, the "Executive Severance Plan"). The Executive Severance Plan was revised as of November 15, 2000 to reduce the benefits payable under the plan. The Executive Severance Plan is designed to provide for the payment of severance benefits if an executive officer is terminated without cause, or if the executive terminates with good reason within 90 days (previously two years) after a change of control. The Executive Severance Plan covers the Company's chief executive officer, president, senior vice presidents, chief financial officer, and vice presidents. In addition, the Compensation Committee of the Board of Directors can specifically designate other employees to participate. The persons covered by the Executive Severance Plan are hereinafter referred to as the "Covered Executives." The severance period over which payments are made varies with the job classification of the Covered Executive as follows: (i) 18 months for the president, chief executive officer or chief financial officer (formerly 24 months for the president or chief executive officer), (ii) 6 months for a senior vice president or vice president of engineering (formerly 18 months), and (iii) 3 months for other vice presidents (formerly 12 months). Other designated participants would have individual periods established, not longer than 12 months (formerly 24 months).

     Under the Executive Severance Plan, if a Covered Executive is terminated by the Company without Good Cause (as defined below) or if he or she terminates employment with Good Reason (as defined below) within 90 days (formerly 24 months) following a Change of Control (as defined below), the Covered Executive is entitled to receive monthly payments of his or her final salary (or the Covered Executive's salary at a Change of Control, if larger). Prior to November 15, 2000, a Covered Executive's average bonus was also covered. The Covered Executive would receive these payments even if he or she is employed by another company during the severance period. The Company may pay the severance benefit in a lump sum at its option. The Covered Executive's spouse or other named beneficiary is entitled to any unpaid benefit after death.

     In addition, the Covered Executive would receive health, life and disability insurance coverage for the severance period. The Covered Executive would have to contribute toward the premiums for any insurance to the same extent as when employed. Insurance benefits would cease if the Covered Executive is employed by another company and is covered by similar benefits.

     As a condition to receiving benefits, the Covered Executive would be required to execute a complete release of the Company from all claims, including all claims relating to the Covered Executive's employment and his or her termination of employment.

     The Covered Executive's benefit would be reduced to avoid application of the "excess parachute payment" restrictions after a Change of Control. An excess parachute payment is subject to an additional 20% excise tax payable by the employee and an excess parachute payment is not deductible by the employer. In general, an excess parachute payment is a payment made due to a Change of Control that exceeds three times the employee's average compensation for the prior five years.

     The Board of Directors can amend or terminate the Executive Severance Plan in the future, except in two circumstances. First, after a Change of Control, the Plan cannot be amended or terminated for 90 days. Second, an amendment or termination cannot affect the benefits of a terminated Covered Executive then receiving benefits.

     With respect to the termination of any Covered Executive by the Company, the term "Good Cause" means the (a) fraud or material misappropriation by the Covered Executive with respect to the business or assets of the Company; (b) the persistent refusal or willful failure of the Covered Executive materially to perform his or her duties and responsibilities to the Company, which continues after the Covered Executive receives notice of such refusal or failure; (c) conduct by the Covered Executive that constitutes disloyalty to the Company and that materially harms or has the potential to cause material harm to the Company; (d) the Covered Executive's conviction of a felony or crime involving moral turpitude; (e) the use of drugs or alcohol that interferes materially with the performance by the Covered Executive's of his or her duties; or (f) the violation of any significant Company policy or practice, including but not limited to the Company policy prohibiting sexual harassment.

     With respect to a termination by a Covered Executive after a Change of Control, "Good Reason" would exist if, without the Covered Executive's express written consent, (a) there is a significant adverse change in such Covered Executive's authority or in his or her overall working environment; (b) such officer is assigned duties materially inconsistent with his duties, responsibilities and status at the time of a Change of Control; (c) there is a reduction, which is not agreed to by the Covered Executive, in the Covered Executive's rate of base salary or bonus percentage; or (d) the Company changes by 50 miles or more the principal location at which such officer is employed.

     Under the plan, a "Change of Control" is defined as the occurrence of any of the following events: (a) the acquisition by any unrelated person of beneficial ownership of 40% or more of the then outstanding shares of Common Stock of the Company (or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors); (b) as a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of stock or assets or contested election, or any combination of the foregoing transactions, the persons who were Directors of the Company before such transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (c) approval by the stockholders of the Company of a reorganization, merger or consolidation with respect to which the persons who were shareholders of the Company immediately before the transaction do not, immediately after the transaction, beneficially own more than 50% of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors, or (d) a sale or other disposition of all or substantially all the assets of the Company, other than in the ordinary course of business.

Employment Agreements

     The Company presently has an employment contract with Mr. Branica. Mr. Branica had an employment agreement in connection with his service as president of Key Voice Technologies before his appointment as chief executive officer of the Company. That employment agreement had a five-year term that expired on March 20, 2001. In September 2001, the Board approved a new two year employment agreement with Mr. Branica. The agreement provided for a base salary of $325,000 per year and a bonus payable upon the attainment of certain Company objectives. In addition, Mr. Branica's employment agreement also provided for the granting of 16,667 stock options which were issued in December 2001, and the payment of a $15,000 bonus which was paid in September 2001. Mr. Branica's employment agreement also provides for the payment of one year's base salary as severance pay in the event of a termination of Mr. Branica's employment for any reason; except that, if termination is by the Company for "Cause" or by Mr. Branica for reasons other than "Good Reason," as those terms are defined in the agreement, then no such severance will be paid.

     The Company and Mr. Branica entered into an amendment to his employment agreement on June 20, 2002. The amendment provided for: (a) a reduction in Mr. Branica's annual base salary to $225,000; (b) establishment of a performance bonus plan, the terms of which are to be determined by the Compensation Committee, providing for payment of a bonus of 100% of Mr. Branica's annual salary; (c) the granting of fully vested options to purchase 33,334 shares at an exercise price of $12.15 per share, the closing price of the stock on the date of grant which was June 21, 2002; (d) the granting of options to purchase the number of shares equivalent to 2% of the number of fully diluted shares of Common Stock following the Bridge Financing and comprised of separate grants to be issued on the date that is two business days after each separate closing of the Bridge Financing, with the exercise price equal to the closing price of the stock on the applicable grant date; and (e) the granting of warrants to purchase 55,000 shares of Common Stock at $0.15 per share in full satisfaction of a performance bonus previously awarded that remained unpaid. Mr. Branica converted all of the warrants described in part (e) above into 52,800 shares of Common Stock on November 26, 2002, in a cashless exercise.

     Previously, the Company and Mr. Suijk were parties to a letter agreement describing the terms of Mr. Suijk's employment with the Company. Mr. Suijk's employment as the Company's chief financial officer ended in November 2002.

     The Company entered into an employment agreement with Mr. Provow in November 2002, whereby Mr. Provow agreed to serve as the Company's chairman of the Executive Committee beginning on November 25, 2002. The term of Mr. Provow's employment is for six months and is renewable for a further six months upon the mutual agreement of both the Company and Mr. Provow. Pursuant to the terms of the employment agreement, Mr. Provow is to be paid at the rate of $180,000 per year and was issued options to purchase 166,667 shares of Common Stock at the exercise price of $1.80 per share. The options were issued outside of the Company's existing stock option plan. 66,667 options became exercisable on the date of grant with the remainder to become exercisable in increments of one-third of the remaining 100,000 options as of each anniversary of Mr. Provow's employment with the Company, provided that Mr. Provow remains either an employee or director of the Company. In addition to such options, Mr. Provow is the beneficial owner of 65,654 shares, including warrants to purchase 21,601 shares, all of which warrants are exercisable at any time prior to and including September 27, 2004 and are subject to an exercise price of $0.15 per share, and 43,053 restricted shares which were acquired upon the exercise of additional warrants. All of the foregoing warrants were issued by Mr. Provow upon distribution by Commonwealth. Mr. Provow is also the beneficial owner of 450 shares of registered stock which is held in the name of his son.

     In November 2002, the Company provided a letter to Mr. Clinebell offering him employment as the Company's senior vice president, chief financial officer and Treasurer. The letter described some of the terms of Mr. Clinebell's employment with the Company including an annual salary of $180,000 and the granting of options to purchase 80,000 shares of Common Stock at an exercise price of $1.80 per share. Such stock options are exercisable in increments of one-third of the total grant as of each anniversary of Mr. Clinebell's employment with the Company. Further, the letter sets forth that, in the event of termination of Mr. Clinebell's employment after the first year thereof, the Company would pay severance pay equal to six (6) months of Mr. Clinebell's salary subject to the terms of the Company's existing Executive Severance Plan (except without regard to any provision of that Plan that might otherwise entitle Mr. Clinebell to severance in excess of six months), and that such severance would also be paid for termination prior to the end of the first year of employment if Mr. Clinebell's employment is terminated by the Company without "Good Cause," or if Mr. Clinebell terminates his employment with "Good Reason," within 90 days of a "Change of Control" (as each of those terms are defined in the Executive Severance Plan).

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES AND EXCHANGE ACT OF 1934

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's Directors, executive officers and persons who own more than ten percent (10%) of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock and to provide copies of the reports to the Company. The Company believes that during 2002, all reports for the Company's executive officers and Directors that were required to be filed under
Section 16 of the Securities and Exchange Act of 1934 were timely filed.

REPORT OF THE AUDIT COMMITTEE

           AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2002

     The Audit Committee oversees the Company's financial reporting and internal control processes on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and the clarity of the Company's disclosures in the financial statements. The Audit Committee is governed by a written charter adopted and approved by the Board. A copy of the charter was filed with the Securities and Exchange Commission in connection with the filing of the Company's proxy statement for the Company's 2001 annual meeting.

     In addition, the Audit Committee reviewed with the independent certified public accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, and in particular, SAS 61 (Communication With Audit Committees). Furthermore, the Audit Committee discussed with the independent certified public accountants the auditors' independence from management and the Company, including the matters in the written disclosures that the Audit Committee received from the independent certified public accountants and that are required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors' independence.

     The Audit Committee also discussed with the Company's internal and independent certified public accountants the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent certified public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control, and the overall quality of the Company's financial reporting. The Audit Committee held five (5) meetings during the fiscal year ended December 31, 2002 and the members of the Audit Committee met informally several other times during the year.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also approved, subject to shareholder ratification, the selection of the Company's independent certified public accountants.

SUBMITTED BY THE AUDIT COMMITTEE:

      ALAN KESSMAN             EDWIN M. COOPERMAN             S. SANFORD SCHLITT
       (CHAIRMAN)

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT INFORMATION

     Under the rules and regulations of the Securities and Exchange Commission, the Company's financial statements are required to be audited by independent certified public accountants.

Change in Accountants

     On April 24, 2001, the Company dismissed Deloitte & Touche LLP as its independent certified public accountants.

     The report of Deloitte & Touche LLP on the financial statements as of and for the year ended December 31, 2000 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     Furthermore, except for the two matters reported below, during the two most recent fiscal years and the subsequent interim period, there were no disagreements with Deloitte & Touche LLP on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to their satisfaction, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreement(s) in their report.

     In connection with the audit of the Company's consolidated financial statements for the year ended December 31, 2000, there was a disagreement between management and Deloitte & Touche LLP related to the accounting for its 1992 Incentive Stock Option Plan (the "1992 Plan"). The Company recorded adjustments related to this plan in the 2000 consolidated financial statements, as described in its Annual Report on Form 10-K for 2000 and, as a result, Deloitte & Touche LLP indicated that this disagreement was satisfactorily resolved.

     Also in connection with the audit of the Company's consolidated financial statements for the year ended December 31, 2000, there was a disagreement related to the accounting for income taxes in 2000. The Company recorded adjustments related to this matter in the 2000 consolidated financial statements and, as a result, Deloitte & Touche LLP indicated that this disagreement was satisfactorily resolved.

     The Audit Committee discussed the subject matter of both disagreements with Deloitte & Touche LLP.

     On May 1, 2001, the Company engaged Ernst & Young LLP as its independent certified public accountants. The Company has authorized Deloitte & Touche LLP to respond fully to the inquiries of Ernst & Young LLP concerning the subject matter of the foregoing disagreements. The decision to change auditors was approved by the Board on April 23, 2001.

Audit Fees

     During 2002, the Company incurred fees of $244,987 from Ernst & Young LLP for services performed for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Forms 10-Q filed during 2002 with the Securities and Exchange Commission and other services normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements in 2002. During 2001, the Company incurred fees of $242,810 from Ernst & Young LLP for services performed for the audit of the Company's annual financial statements for the year 2001 and the reviews of the financial statements included in the Company's Forms 10-Q filed during 2001 with the Securities and Exchange Commission and other services normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements in 2001.

Audit Related Fees

     No assurance or related services have been performed by Ernst & Young LLP for the Company in the last two fiscal years.

Tax Fees

     No tax compliance, tax advisory or tax planning services were performed by Ernst & Young LLP for the Company in 2002. Ernst & Young LLP performed certain such tax consulting services for the Company in 2001, in addition to auditing and reviewing the Company's financial statements. The Company incurred fees of $21,405 from Ernst & Young LLP for such tax-related services performed in 2001. The Audit Committee did not approve the payment of such fees.

All Other Fees

     No services other than those described above have been performed by Ernst & Young LLP for the Company in the last two fiscal years.

Independent Auditor Selection

     Ernst & Young LLP has been selected by the Audit Committee and the Board to serve as the Company's independent certified public accountants for the fiscal year ended December 31, 2003, subject to stockholder ratification at the Annual Meeting in accordance with "Proposal No. 3" of this Proxy Statement. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be allowed to make a statement if they desire to do so. Additionally, they will be available to respond to appropriate questions from stockholders during the meeting.

OTHER MATTERS

     Management is not aware of other matters that will come before the meeting, but if any such matters are properly presented, proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the meeting.

                  STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Any proposals from qualified stockholders to be considered by the Company for inclusion in the proxy materials for the 2004 Annual Meeting of Stockholders must be received by the Company no later than December 11, 2003. The Company reserves the right to reject or take any appropriate action with respect to any proposal that does not comply with the applicable rules and regulations of the Securities and Exchange Commission as of December 11, 2003 will be deemed to be untimely.

                                              By Order of the Board of Directors

                                               /s/ Ralph R. Dyer
                                              ----------------------------------
                                              Ralph R. Dyer, Secretary

Sarasota, Florida
April 7, 2003

THE COMPANY WILL MAIL WITHOUT CHARGE UPON WRITTEN REQUEST A COPY OF THE 2002 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, COMDIAL CORPORATION, 106 CATTLEMEN ROAD, SARASOTA, FLORIDA 34232.

                                                                     APPENDIX A


                              COMDIAL CORPORATION
                             AMENDED AND RESTATED
                    2002 EMPLOYEE AND NON-EMPLOYEE DIRECTOR
                        STOCK INCENTIVE PLAN (PROPOSED)

I. Purpose.

     The purpose of this Comdial Corporation Amended and Restated 2002 Employee and Non-Employee Director Stock Incentive Plan (the "2002 Plan") is to promote the growth and profitability of Comdial Corporation, a Delaware corporation (the "Corporation") by rewarding and incentivizing individuals who make valuable contributions to the Corporation's success, including officers and employees of the Corporation and its subsidiaries, and directors, consultants and advisors of the Corporation.

     The 2002 Employee and Non-Employee Director Stock Incentive Plan was first approved by the Board of Directors effective as of July 2, 2002, and was approved by the Company's stockholders at the Special Meeting of Stockholders on August 26, 2002. By unanimous resolution, the Board of Directors approved an amendment to the 2002 Employee and Non-Employee Director Stock Incentive Plan which amendment is reflected in this 2002 Plan and is subject to approval by the stockholders of the Company at the Annual Meeting of stockholders scheduled for May 1, 2003. The 2002 Plan was adopted to replace the two stock option plans previously maintained by the corporation, the 1992 Stock Incentive Plan (as amended by the First Amendment dated March 23, 1995, Second Amendment dated August 7, 1995, Third Amendment dated February 6, 1996 and Fourth Amendment dated February 6, 1998) and the 1992 Non-Employee Directors Stock Incentive Plan (as amended by the First Amendment dated March 23, 1995, Second Amendment dated August 7, 1995, Third Amendment dated November 6, 1997 and fourth Amendment dated February 6, 1998), and previously approved by the stockholders.


II. Definitions.

     The following terms shall have the meanings shown:

     2.1 "Board of Directors" or "Board" means the Board of Directors of the Corporation.

     2.2 "Change of Control" means any event described in Section 8.1.

     2.3 "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

     2.4 "Committee" means the Committee appointed by the Board of Directors to administer the Plan pursuant to Article X of the Plan. This Committee may, but is not required to be, identical to the Compensation Committee.

     2.5 "Common Stock" means the common stock, par value $.01 per share, of the Corporation, except as provided in Section 8.2 of the Plan. Pursuant to such Section 8.2, the number of shares authorized for issuance under the Plan as set forth in Section 8.1(b), and the maximum number of shares of Common Stock with respect to which Options may be granted to any Participant during any one calendar year as set forth in Section 4.1(a), have been adjusted to reflect the one-for-fifteen (1:15) reverse stock split of the Common Stock that became effective on November 25, 2002.

     2.6 "Compensation Committee" shall mean the Compensation Committee of the Board of Directors. All persons appointed to be members of the Compensation Committee shall be directors who qualify as "non-employee directors" within the meaning of Rule 16b-3 and "outside directors" within the meaning of Treasury Regulation Section 1.162-27.

     2.7 "Consultant" shall mean any person (including corporations, partnerships and limited liability companies as well as individuals) engaged by the Corporation to perform services for the Corporation or any Subsidiary on a regular and on-going basis who is not a common law employee of the Corporation.


     2.8 "Date of Grant" means the date specified by the Plan Administrator on which a grant of Options, or a grant or sale of Restricted Shares shall become effective.

     2.9 "Director" means a person serving as a member of the Board of Directors, whether or not he or she is also an Employee.

     2.10 "Disability" means a medically diagnosable mental or physical condition which the Committee has determined, based on such medical evidence as it may find satisfactory, will prevent a Participant from performing his or her duties for the Corporation and is expected to be permanent.

     2.11 "Employee" means any person performing services for the Corporation or any Subsidiary as a common law employee. The Committee may, in its discretion, treat any individual as an Employee for purposes of this Plan even if he or she is not employed by the Corporation, including individuals who regularly perform services for the Corporation but are paid by another employer pursuant to an employee leasing agreement or similar staffing arrangement, as long as he or she could properly be classified as a common law employee of the Corporation for payroll tax purposes.

     2.12 "Executive Officer" means any Named Executive Officer and any other officer of the Corporation who is subject to the reporting requirements of
Section 16 of the Securities and Exchange Act of 1934.

     2.13 "Fair Market Value" means the fair market value of a share of Common Stock as determined by the Committee by reference to the closing price quotation, or, if none, the average of the bid and asked prices, reported on Nasdaq as of the most recent available date with respect to the sale of Common Stock.

     2.14 "Incentive Stock Options" or "ISOs" means Options intended to qualify for favorable tax treatment as incentive stock options under Code Section 422.

     2.15 "Named Executive Officer" shall mean the Company's Chief Executive Officer and the four highest compensated officers (other than the Chief Executive Officer), as determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934.

     2.16 "Nonstatutory Options" shall mean Options which are not intended to qualify as ISOs.

     2.17 "Option Agreement" means a written agreement between the Corporation and a Participant who has been granted Options under this Plan. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     2.18 "Option Price" means, with respect to any Option, the amount designated in a Participant's Option Agreement as the price per share he or she will be required to pay to exercise the Option and purchase the shares subject to such Option.

     2.19 "Option" or "Options" means any rights granted to a Participant to purchase shares of Common Stock granted pursuant to Article IV of this Plan, including Incentive Stock Options subject to the additional requirements described in Article V.

     2.20 "Participant" shall mean any current or former Employee, or any Consultant or Director, who has been granted Options or Restricted Stock under the terms of this Plan.

     2.21 "Plan" means this Comdial Corporation 2002 Employee and Non-Employee Director Stock Incentive Plan, as the same may be amended from time to time.

     2.22 "Restricted Stock" means shares of Common Stock that are issued to eligible Participants and made subject to restrictions in accordance with
Article VI of the Plan.

     2.23 "Restricted Stock Agreement" means a written agreement between the Corporation and a Participant who has been granted or sold Restricted Stock pursuant to Article VI of the Plan.

     2.24 "Subsidiary" shall mean any corporation which, on the date of determination, qualifies as a subsidiary corporation of the Corporation under
Section 425(f) of the Code.

     2.25 "Ten Percent Shareholder" shall mean any qualified Participant who, at the time an ISO is granted owns (within the meaning of Section 425(d) of the Code) more than ten percent of the voting power of all classes of stock of the Corporation.

III.  Eligibility.

     3.1 Participation. The Committee may grant Options and/or awards of Restricted Stock under this Plan to any officer or other Employee of the Corporation or any Subsidiary. The Committee may grant Options and/or awards of Restricted Stock to any Director, subject to the restrictions in Section 3.3. In granting such awards and determining their form and amount, the Committee shall give consideration to the functions and responsibilities of the individual, his or her potential contributions to profitability and sound growth of the Corporation and such other factors as the Committee may, in its discretion, deem relevant.

     The Committee may also grant Options or awards of Restricted Stock to Consultants. In granting such awards and determining their form and amount, the Committee shall consider the extent of the individual's relationship to the Corporation, his or her potential contributions to its financial success, the potential adverse accounting consequences to the Corporation of stock option grants to Consultants, and such other factors as the Committee may, in its discretion, deem to be relevant.

     3.2 Executive Officers. Notwithstanding Section 3.1 or any other provisions of this Plan, any Named Executive Officer shall not be granted Options, or awards of Restricted Stock unless the grant has been approved by the Compensation Committee, and all grants to Executive Officers must be approved in advance by either the Committee or the Compensation Committee.

     3.3 Directors. Members of the Board of Directors who are officers of the Corporation or Consultants shall be eligible for Options or other awards under this Plan on the same terms as other officers or Consultants. Other members of the Board of Directors who are not Employees shall be eligible for Options or Restricted Stock awards to the extent specified in such general policy on compensation of nonemployee Directors as may be established by the Board of Directors.

IV.  Options.

     4.1 Terms and Conditions. Subject to Section 3.2 and 3.3, the Committee may, in its sole discretion, from time to time grant Options to any officer, Employee, Director or Consultant of the Corporation or any Subsidiary selected by the Committee pursuant to Section 3.1. The grant of an Option to a Participant shall be evidenced by a written Option Agreement in substantially the form approved by the Committee. Such Option shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee may determine to be appropriate.

          (a) Shares Covered. The Committee shall, in its discretion, determine the number of shares of Common Stock to be covered by the Options granted to any Participant. The maximum number of shares of Common Stock with respect to which Options may be granted to any Participant during any one calendar year is 333,334 shares.

          (b) Exercise Period. The term of each Option shall be for such period as the Committee shall determine, but for not more than ten years from the Date of Grant thereof. The Committee shall also have the discretion to determine when each Option granted hereunder shall become exercisable, and to prescribe any vesting schedule limiting the exercisability of such Options as it may deem appropriate.

          (c) Option Price. The Option Price payable for the shares of Common Stock covered by any Option shall be determined by the Committee, but shall in no event be less than the Fair Market Value of Common Stock on the Date of Grant.

          (d) Exercise of Options. A Participant may exercise his or her Options from time to time by written notice to the Corporation of his or her intent to exercise the Options with respect to a specified number of shares. The specified number of shares will be issued and transferred to the Participant upon receipt by the Corporation of (i) such notice and (ii) payment in full for such shares, and (iii) receipt of any payments required to satisfy the Corporation's tax withholding obligations pursuant to Section 7.3.

          (e) Payment of Option Price Upon Exercise. Each Option Agreement shall provide that the Option Price for the shares with respect to which an Option is exercised may be paid to the Corporation at the time of exercise, in the form of
(i) cash, (ii) delivery to the Corporation of whole shares of Common Stock already owned by the Participant for at least six months, valued at their Fair Market Value on the day immediately preceding the date of exercise, (iii) at the discretion of the Committee, a recourse promissory note secured by a pledge of the shares of Common Stock and a personal guarantee, or (iv) a combination of any of the above equal to the Option Price for the shares.

          (f) Cashless Exercises. Alternatively, the Corporation may permit the Participant to exercise an Option by delivery of a signed, irrevocable notice of exercise, accompanied by payment in full of the Option Price by the Participant's stockbroker and an irrevocable instruction to the Corporation to deliver the shares of Common Stock issuable upon exercise of the Option promptly to the Participant's stockbroker for the Participant's account, provided that at the time of such exercise, such exercise would not be illegal under the federal securities laws, including laws governing margin loans.

   4.2 Effect of Termination.

          (a) If a Participant's employment or other relationship with the Corporation (or with the relevant Subsidiary) terminates for any reason other than retirement, disability or death, his or her vested Options shall terminate ninety (90) days from the date of termination of employment or other relationship, and his or her unvested Options shall terminate immediately upon the date of the termination of employment or other relationship; provided that, the Committee may determine, in its sole discretion, at the time of the grant that the Participant's Option Agreement should provide for an extended exercise period after such termination of employment or other relationship.

          (b) Any Option Agreement may, in the Committee's sole discretion, include such provisions as the Committee deems advisable with respect to the Participant's right to exercise the Option subsequent to retirement, or subsequent to termination of such employment (or other relationship) by reason of total and permanent disability (within the meaning of Section 22(e)(3) of the Code); provided, that, in no event shall any Option be exercisable after the fixed termination date set forth in the Participant's Option Agreement pursuant to Section 4.1(b); and provided further that no ISO shall be exercisable at any time subsequent to the expiration of the period of three (3) months from the date of retirement, or twelve (12) months from the date of termination.

          (c) Any Option Agreement may, in the Committee's sole discretion, provide that, in the event of the Participant's death while he or she has the right to exercise his or her Options, the Options may be exercised (to the extent they had become exercisable prior to the time of the Participant's death), during such period of up to one year after date of the Participant's death as the Committee deems to be appropriate, by the personal representative of the Participant's estate, or by the person or persons to whom the Options shall have been transferred by will or by the laws of descent and distribution; provided that, in no event shall any option be exercisable after the fixed termination date set forth in the Participant's Option Agreement.

          (d) Any Option Agreement may, in the Committee's sole discretion, provide that, in the event the Participant continues to actively perform services for the Corporation as a Consultant or Non-Employee Director after his or her employment terminates, his or her Options shall continue to be exercisable during any period in which he or she is actively performing such services as a Consultant, but in no event after the fixed termination date set forth in the Option Agreement pursuant to Section 4.1(b).

          (e) The Committee may, in its sole discretion, decide at the time an Option is granted that the Participant's Option Agreement should include such terms as the Committee determines are desirable providing for accelerated vesting and exercisability of all or part of the Participant's Options if the Participant's employment or consulting relationship with the Corporation is terminated prematurely, including upon termination (i) without good cause, (ii) in connection with a Change in Control as defined in Section 7.1 below, or (iii) in violation of the terms of any agreement between the Corporation and the Participant.

          (f) For purposes of this Section 4.2, the Committee shall determine the date of termination of any Participant, based on its judgment as to when the Participant is no longer employed as a common law employee or Consultant of the Corporation or any Subsidiary. Part-time or non-exclusive employment by the Corporation may be considered employment by the Corporation as long as the Participant is treated as an Employee for purposes of FICA and payroll taxes, as shall employment by a Subsidiary. In addition, the Committee shall have full discretion to determine whether a Participant's reduction in hours, medical or disability leave, FMLA leave, absence on military or government service, or other authorized leave of absence, shall constitute a termination of employment for purposes of this Plan.

          (g) If a Non-Employee Director shall cease to serve as a member of the Board of Directors as a result of such Non-Employee Director resignation from the Board (other than as a result of retirement or total Disability) or such Non-Employee Director's decision not to stand for reelection at the expiration of his or her term of office, or such Non-Employee Director is not nominated by the Board to stand for election at the Special Stockholders' Meeting at which his or her term of office expires, or, if nominated, such person is not reelected, then all Options held by such Participant may be exercised at any time within three (3) years after the date of such cessation of service; provided, however, (i) only Options exercisable by the Participant at the time of the cessation of service as a Non-Employee Director may be exercised after such cessation, and (ii) no Option may be exercised after the expiration date of such Option.

      If a Participant is removed from the Board by the stockholders of the Company for cause (for these purposes, cause shall include, but not be limited to, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity), then all unexercised Options held by such Participant shall immediately be canceled and terminate.

     4.3 Incentive Stock Options. The Options granted under this Plan may be either Incentive Stock Options or options not intended to constitute incentive stock options qualifying under Code Section 422; provided that, Incentive Stock Options may only be granted to individuals who are Employees; and further provided, any Incentive Stock Option shall be subject to the additional requirements stated in Article V of this Plan.

     4.4 Non-Assignability. Options granted under this Plan shall generally not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, or as described in the next paragraph. Notwithstanding the foregoing, the Committee may, in its discretion, permit an individual Participant to transfer all or a portion of his or her Options to members of his or her immediate family, to trusts for the benefit of members of his immediate family, or to family partnerships in which immediate family members are the only partners, provided that the Participant may receive no consideration for such transfers, and that such Options shall still be subject to termination in accordance with Section 4.2 above in the hands of the transferee. The Committee may also, in its discretion, permit a Consultant to transfer all or a portion of the Options granted by reason of services he or she performs for the Corporation as an employee or partner of a consulting firm to his or her consulting firm, provided that such Options shall still be subject to termination in accordance with Section 4.2 above in the hands of the transferee, or permit a Consultant which is organized as a partnership or limited liability company to transfer the Options to its members, subject to termination in accordance with Section 4.2 if the Consultant ends its relationship with the Corporation.

     4.5 Covenants Not to Compete. The Committee may, in its discretion, condition any Option granted to an Employee, Consultant or Director on such Participant's agreement to enter into such covenant not to compete with the Corporation as the Committee may deem to be desirable. Such covenant not to compete shall be set forth in the Participant's Stock Option Agreement, and the Stock Option Agreement shall provide that the Option shall be forfeited immediately, whether otherwise vested or not, if the Board of Directors determines that the Participant has violated his or her covenant not to compete. In addition, in the Committee's discretion, the Participant's Stock Option Agreement may also provide that if the Participant breaches his or her covenant not to compete, the Corporation shall have the right to repurchase any shares of Common Stock previously issues to the Participant pursuant to an exercise of the Option, at a repurchase price equal to the Option Price paid by the Participant.

     4.6 Authority to Waive Restrictions on Exercisability. The Board of Directors may, in its discretion, determine at any time that all or any portion of the Options granted to one or more Participants under the Plan shall, notwithstanding any restrictions on exercisability imposed or stated in the Option Agreement pursuant to Section 4.1(b), become immediately exercisable in full. The Board of Directors may make such further adjustments to the terms of such Options as it may deem necessary or appropriate in connection therewith, including amending the Option Agreement to recognize that all or a portion of the Options no longer qualify as ISOs under Section 5.

V.  Incentive Stock Options.

     The Committee may, in its discretion, specify that any Options granted to a Participant who is an individual employed by the Corporation or a Subsidiary as an Employee shall be ISOs qualifying under Code Section 422 as may be amended from time to time with any such amendment to be incorporated herein without further shareholder approval.

     5.1 Each Stock Option Agreement which provides for the grant of ISOs shall expressly state that such Options are intended to qualify as ISOs. Each provision of the Plan and of each Stock Option Agreement relating to an Option designated as an ISO shall be construed so that such Option qualifies as an ISO, and any provision that cannot be so construed shall be disregarded.

     5.2 Any Options granted under this Plan which are designated as ISOs shall comply with the following additional requirements:

          (a) The aggregate Fair Market Value (determined at the time an ISO is granted) of the shares of Common Stock (together with all other stock of the Corporation and all stock of any Parent or Subsidiary) with respect to which the ISOs may first become exercisable by an individual Participant during any calendar year, under all stock option plans of the Corporation (or any Parent or Subsidiaries) shall not exceed $100,000. To the extent this limitation would otherwise be exceeded, the Option shall be deemed to consist of an ISO for the maximum number of shares which may be covered by ISOs pursuant to the preceding sentence, and a nonstatutory option for the remaining shares subject to the Option.

          (b) The Option Price payable upon the exercise of an ISO shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant.

          (c) In the case of an ISO granted to a Participant who is a Ten Percent Shareholder of the Corporation, the period of the Option shall not exceed five years from the Date of Grant, and the Option Price shall not be less than 110 percent of the Fair Market Value of Common Stock on the Date of Grant.

          (d) No ISO granted under this Plan shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. During the life of the Participant, any ISO shall be exercisable only by the Participant.

          (e) Any ISO granted under the Plan shall terminate no more than ninety
(90) days after termination of the Participant's employment as an Employee, except that pursuant to Section 4.2(b) and (c) above such exercise period may be extended for up to one year after the date of any termination of employment by reason of the Participant's death or disability.

VI.  Restricted Stock.

     6.1 Rights As A Shareholder. The Committee may, in its discretion, grant a Participant an award consisting of shares of Restricted Stock. At the time of the award, the Committee shall cause the Corporation to deliver to the Participant, or to a custodian or an escrow agent designated by the Committee, a certificate or certificates for such shares of Restricted Stock, registered in the name of the Participant. The Participant shall have all the rights of a stockholder with respect to such Restricted Stock, subject to the terms and conditions, including forfeiture or resale to such Corporation, if any, as the Committee may determine to be desirable pursuant to Section 6.3 of the Plan. The Committee may designate the Corporation or one or more of its executive officers to act as custodian or escrow agent for the certificates.

   6.2 Awards and Certificates.

          (a) A Participant granted an award of Restricted Stock shall not be deemed to have become a stockholder of the Corporation, or to have any rights with respect to such shares of Restricted Stock, until and unless such Participant shall have executed a restricted stock agreement or other instrument evidencing the award and delivered a fully executed copy thereof to the Corporation and otherwise complied with the then applicable terms and conditions of such award.

          (b) When a Participant is granted shares of Restricted Stock, the Corporation shall issue a stock certificate or certificates in respect of shares of Restricted Stock. Such certificates shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form:

        "The transferability of the shares of stock represented by this Certificate are subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and Comdial Corporation. A copy of such Agreement is on file in the offices of the Secretary of the Corporation, 106 Cattlemen Road, Sarasota, Florida, 34232.

          (c) Except as may be otherwise determined by the Committee (or as required in order to satisfy the tax withholding obligations imposed under
Section 10.3 of this Plan), Participants granted awards of Restricted Stock under this Plan will not be required to make any payment or provide consideration to the Corporation other than the rendering of services.

     6.3 Restrictions and Forfeitures. Restricted Stock awarded to a Participant pursuant to this Article VI shall be subject to the following restrictions and conditions:

          (a) During a period set by the Committee of not less than six (6) months, but not more than ten (10) years, commencing with the date of an award (the "Restriction Period"), the Participant will not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded to him or her. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

          (b) Except as provided in Section 6.3(a), the Participant shall have with respect to the Restricted Stock all of the rights of a stockholder of the Corporation, including the right to vote the shares and receive dividends and other distributions.

          (c) Subject to the provisions of Section 6.3(d), upon any termination of the Participant's employment or other relationship with the Corporation during the Restriction Period for any reason, all shares of Restricted Stock with respect to which the restrictions have not yet expired shall be forfeited to the Corporation, or, in the case of shares of Restricted Stock sold to the Participant, repurchased by the Corporation at the initial purchase price.

          (d) In the event of a Participant's retirement from his or her employment (or other relationship) with the Corporation, total Disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Stock.

          (e) Notwithstanding the other provisions of this Section 6.3, the Committee may adopt rules which would permit a gift by a Participant of shares of Restricted Stock to a spouse, child, stepchild, grandchild or to a trust the beneficiary or beneficiaries of which shall be either such a person or persons or the Participant, provided that the Restricted Stock so transferred shall be similarly restricted. The Committee may also, in its discretion, permit a Consultant to transfer all or a portion of the Restricted Stock granted by reason of services he or she performs for the Corporation as an employee or partner of a consulting firm to his or her consulting firm, provided that such Restricted Stock shall still be subject to termination in accordance with Subsection 7.3(c) above in the hands of the transferee, or permit a Consultant which is organized as a partnership or limited liability company to transfer its Restricted Stock to its members, subject to termination in accordance with
Section 6.3(c) if the Consultant ends its relationship with the Corporation.

          (f) Any attempt to dispose of shares of Restricted Stock in a manner contrary to the restrictions set forth herein shall be ineffective.

          (g) Nothing in this Section 6.3 shall preclude a Participant from exchanging any Restricted Stock for any other shares of the Common Stock that are similarly restricted.

VII.  Change in Control Transactions.

     7.1 Change in Control. For purposes of this Plan, a "Change in Control" shall include any of the events described below:

          (a) The acquisition in one or more transactions of more than fifty-one percent (51%) of the Corporation's outstanding Common Stock, or the equivalent in voting power of any classes or classes of securities of the Corporation entitled to vote in elections of directors by any corporation, or other person or group (within the meaning of Section 14(d)(2) of the Securities Exchange Act of 1934, as amended);

          (b) Any merger or consolidation of the Corporation into or with another corporation in which the Corporation is not the surviving entity, or any transfer or sale of substantially all of the assets of the Corporation or any merger or consolidation of the Corporation into or with another corporation in which the Corporation is the surviving entity and, in connection with such merger or consolidation, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for other stock or securities of the Corporation or any other person, or cash, or any other property.

          (c) Any person, or group of persons, commences a tender offer for at least fifty-one percent (51%) of the Corporation's Common Stock.

     7.2 Effect of Change in Control. In the event of a pending or threatened Change in Control, the Committee may, in its sole discretion, take any one or more of the following actions with respect to any one or more Participants (other than with respect to Named Executive Officers):

          (i) Accelerate the exercise dates of any outstanding Options and make outstanding Options fully vested and exercisable;

          (ii) Determine that all or any portion of conditions associated with a Restricted Stock award have been met;

          (iii) Grant a cash bonus award to any of the holders of outstanding Options;

          (iv) Pay cash to any or all Option holders in exchange for the cancellation of their outstanding Nonstatutory Options or Restricted Stock;

          (v) Make any other adjustments or amendments to the Plan and outstanding Options, or Restricted Stock awards and/or substitute new Options or other awards.

     With respect to any Named Executive Officer, any such action shall be effective only if it is approved by Compensation Committee comprised exclusively of outside directors within the meaning of Code Section 2(m).

     In exercising its authority under this Section 7.2, the Committee shall consider any adverse accounting or federal income tax consequences that may result from any acceleration of vesting or repurchase of Options. The Committee shall have no duty to apply any action taken under this Section uniformly to all Participants, and may choose, in its sole discretion, whether or not the Options or Restricted Stock held by any particular Participant will be affected (subject to any pre-existing provisions in the Participant's Option Agreement or employment agreement with the Corporation requiring accelerated vesting upon a Change in Control).

     7.3 Involuntary Termination Following a Change in Control. If a Participant's employment with the Corporation (or its successor) is involuntarily terminated without cause during the period of twelve (12) months following a Change in Control, and the Participant's Options and Restricted Stock had not already become fully vested pursuant to Section 7.2 as a result of the Change in Control, the Participant's Options shall become fully vested and immediately exercisable in full for a period lasting for at least ninety
(90) days after the date of the Participant's termination, and any Restricted Stock award held by the Participant shall become fully vested and nonforfeitable.

VIII.  Aggregate Limitation on Shares of Common Stock.

   8.1 Number of Shares of Common Stock.

          (a) Shares of Common Stock which may be issued to Participants pursuant to Options, or Restricted Stock awards granted under the Plan may be either authorized and unissued shares of Common Stock or of Common Stock held by the Corporation as treasury stock.

          (b) The number of shares of Common Stock reserved for issuance under this Plan shall not exceed 1,500,000 shares of Common Stock available under the Plan, subject to such adjustments as may be made pursuant to Section 8.2.

          (c) For purposes of Section 8.1(b), upon the exercise of an Option, the number of shares of Common Stock available for future issuance under the Plan shall be reduced by the number of shares actually issued to the Participant, exclusive of any shares surrendered to the Corporation as payment of the Option price.

          (d) Any shares of Common Stock subject to an Option which for any reason is cancelled, terminates unexercised or expires, shall again be available for issuance under the Plan.

          (e) In the event that any award of Restricted Stock is forfeited, cancelled or surrendered for any reason, the shares of Common Stock constituting such Restricted Stock award shall again be available for issuance under the Plan.

     8.2 Adjustments of Stock. In the event of any change or changes in the outstanding Common Stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction, the Board of Directors shall adjust the number of shares of Common Stock which may be issued under this Plan, the number of shares of Common Stock subject to Options theretofore granted under this Plan, the Option Price of such Options, the number of shares of Restricted Stock shall each be adjusted and make any and all other adjustments deemed appropriate by the Board of Directors in such manner as the Board of Directors deems appropriate to prevent substantial dilution or enlargement of the rights granted to any Participant.

     New option rights may be substituted for the Options granted under the Plan, or the Corporation's duties as to Options outstanding under the Plan may be assumed by a Subsidiary, by another corporation or by a parent or subsidiary (within the meaning of Section 425 of the Code) of such other corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Corporation is involved. In the event of such substitution or assumption, the term Common Stock shall thereafter include the stock of the corporation granting such new option rights or assuming the Corporation's duties as to such Options.

IX.  Miscellaneous.

     9.1 General Restriction. Any Option or Restricted Stock award granted under this Plan shall be subject to the requirement that, if at any time the Committee shall determine that any registration of the shares of Common Stock, or any consent or approval of any governmental body, or any other agreement or consent, is necessary as a condition of the granting of an Option or other award, or the issuance of Common Stock in satisfaction thereof, such Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Committee.

     9.2 Withholding Taxes.

          (a) If the Corporation determines that the Corporation has any tax withholding obligation with respect to a Participant, the Corporation shall have the right to require that Participant to remit to the Corporation an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any shares of Common Stock under the Plan.

     If a Participant sells, transfers, assigns or otherwise disposes of shares of Common Stock acquired upon the exercise of an ISO within two (2) years after the date on which the ISO was granted or within one (1) year after the receipt of the shares of Common Stock by the Participant, the Participant shall promptly notify the Corporation of such disposition and the Corporation shall have the right to require the Participant to remit to the Corporation the amount necessary to satisfy any federal, state and local tax withholding requirements imposed on the Corporation by reason of such disposition.

          (b) The Corporation shall have the right to withhold from payments made in cash to a Participant under the terms of the Plan, an amount sufficient to satisfy any federal, state and local withholding tax requirements imposed with respect to such cash payments.

          (c) Amounts to which the Corporation is entitled pursuant to Section 9.2(a) or (b), may be paid, at the election of the Participant and with the approval of the Committee, either (i) paid in cash, (ii) withheld from any salary or other compensation payable to the Participant by the Corporation, including cash payments made under this Plan, or (iii) in shares of Common Stock otherwise issuable to the Participant upon exercise of an Option, that have a Fair Market Value on the date on which the amount of tax to be withheld is determined (the "Tax Date") not less than the minimum amount of tax the Corporation is required to withhold. A Participant's request to have shares of Common Stock withheld that are otherwise issuable shall be in writing, shall be irrevocable upon approval by the Committee, and shall be delivered to the Corporation prior to the exercise of an Option.

          (d) Tax Loans. In the discretion of the Board of Directors, the Company may make a loan to a Participant in connection with the exercise of an Option in an amount not to exceed the grossed up amount of any Federal and state taxes payable in connection with such exercise, for the purpose of assisting such Participant to exercise such Option. Any such loan may be secured by the related shares of Common Stock or other collateral deemed adequate by the Board of Directors and will comply in all respects with all applicable laws and regulations. The Board of Directors may adopt policies regarding eligibility for such loans, the maximum amounts thereof and any terms and conditions not specified in the Plan upon which such loans will be made. In no event will the interest rate be lower than the minimum rate at which the Internal Revenue Service would not impute additional taxable income to the Participant.

     9.3 Investment Representation. If the Committee determines that a written representation is necessary in order to secure an exemption from registration under the Securities Act of 1933, the Committee may demand that the Participant deliver to the Corporation at the time of any exercise of any Option, or at time of the transfer of shares of Restricted Stock, any written representation that Committee determines to be necessary or appropriate for such purpose, including but not limited to a representation that the shares to be issued are to be acquired for investment and not for resale or with a view to the distribution thereof. If the Committee makes such a demand, delivery of a written representation satisfactory to the Committee shall be a condition precedent to the right of the Participant to acquire such shares of Common Stock.

     9.4 Non-Uniform Determinations. The Committee's determinations under this Plan (including without limitation its determinations of the persons to receive Options or awards of Restricted Stock, the form, amount and timing of such awards and the terms and provisions of such awards) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, awards under this Plan, whether or not such Participants are similarly situated.

     9.5 No Rights as Shareholders. Participants granted Options under this Plan shall have no rights as shareholders of the Corporation as applicable with respect thereto unless and until certificates for shares of Common Stock are issued to them.

     9.6 Transfer Restrictions. The Committee may determine that any Common Stock to be issued by the Corporation upon the exercise of Options shall be subject to such further restrictions upon transfer as the Committee determines to be appropriate.

     9.7 No Right to Employment. Nothing in this Plan or in any Option Agreement entered into pursuant to it shall confer upon any participating employee the right to continue in the employment of the Corporation or affect any right which the Corporation may have to terminate the employment of such participating employee. Similarly, nothing in this Plan or in any Option Agreement entered into pursuant to it shall confer upon any participating Non-Employee Director, Advisor or Consultant the right to continue his or her relationship with the Corporation or affect any right which the Corporation may have to terminate such relationship.

     9.8 Fractional Shares. The Corporation shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board of Directors may provide for the elimination of fractions or for the settlement thereof in cash.

     9.9 General Restriction. Any Option granted under this Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine that any registration of the shares of Common Stock, or any consent or approval of any governmental body, or any other agreement or consent, is necessary as a condition of the granting of an Option, or the issuance of Common Stock in satisfaction thereof, such Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Board of Directors.

X.  Administration of the Plan.

   10.1 Committee.

          (a) The Plan shall be administered on a day to day basis by the Board of Directors or, if the Board determines it is desirable to delegate its authority to administer the Plan, by a Committee appointed by the Board of Directors. The Plan Committee appointed by the Board may be the Compensation Committee of the Board of Directors or one or more directors or executive or officers of the Corporation serving under the supervision of such Compensation Committee, and, except as expressly stated otherwise in this Plan with respect to Executive Officers, need not be composed of directors or directors who qualify as "disinterested" within the meaning of SEC Rule 16b-3. The Plan Committee shall serve at the pleasure of the Board of Directors.

          (b) If the Committee is not the Board of Directors, the Committee shall be monitored and supervised by the Compensation Committee of the Board of Directors with respect to any actions related to Named Executive Officers. All grants of Options or Restricted Stock to Executive Officers shall be approved in advance by the Compensation Committee.

          (c) The Committee shall have the authority, in its discretion but subject to Sections 3.2 and 3.3 of this Plan, and subject to the overall supervision of the Compensation Committee or the Board, from time to time: (i) to grant Options, or shares of Restricted Stock to eligible employees, Directors and Consultants, as provided for in this Plan; (ii) to prescribe such limitations, restrictions and conditions upon any such awards as the Committee shall deem appropriate; or (iii) to determine the periods during which Options may be exercised and to accelerate the exercisability of outstanding Options, or the vesting of Restricted Stock, as it may deem appropriate;

          (d) The Committee shall have the authority, in its discretion, from time to time, to: (i) modify, cancel, or replace any prior Options or other awards and to amend the relevant Option Agreements or Restricted Stock Agreements with the consent of the affected Participants, including amending such agreements to amend vesting schedules, extend exercise periods or increase or decrease the Option Price for Options, as it may deem to be necessary; and
(ii) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and to take all other action necessary or advisable for the implementation and administration of the Plan. A majority of the Committee shall constitute a quorum, and the action of a majority of members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee.

          (e) All actions taken by the Committee shall be final, conclusive and binding upon any eligible Participant. Neither the Committee nor any members of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

XI.  Amendment and Termination.

     11.1 Amendment or Termination of the Plan. The Board of Directors may at any time terminate this Plan or any part thereof and may from time to time amend this Plan as it may deem advisable, provided however, the Board of Directors shall obtain stockholder approval of any amendment for which stockholder approval is required under Section 422 of the Code, or for which stockholder approval requirements are imposed on the corporation by the listing rules of any stock exchange on which the common stock is listed. The termination or amendment of this Plan shall not, without the consent of the Participant, affect any Participant's rights under an award previously granted, provided however, the Board of Directors shall have the right without the consent of any Participant to terminate the Plan and terminate any options previously granted to Participants under the Plan if the Corporation makes adequate provision for the payment to any such Participant, for any vested options, of the excess of the Fair Value of the covered shares over the exercise price of such vested options, with any unvested options and options with exercise prices in excess of the Fair Value being terminated without any payment to or further action or consent of any Participants. For purposes of this Section 11.1 Fair Value shall be the Fair Market Value unless the Board of Directors approves a transaction for the sale of the Corporation which equates to a higher per share value.

     11.2 Term of Plan. Unless previously terminated pursuant to Section 11.1, the Plan shall terminate on August 26, 2012, the tenth anniversary of the date on which the Plan became effective, and no Options, or awards of Restricted Stock may be granted on or after such date.

--------------------------------------------------------------------------------
This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no directions to the contrary are indicated, this proxy will be voted FOR Proposals 1, 2 and 3.

                                                                Please
                                                                Mark Here    |_|
                                                                for Address
                                                                Change or
                                                                Comments
                                                                SEE REVERSE SIDE

1. ELECTION OF DIRECTORS
   Nominees:
   01 Nickolas A. Branica
   02 Edwin M. Cooperman
   03 Michael S. Falk                     FOR all              WITHHOLD
   04 Alan Kessman                    nominees listed          AUTHORITY
   05 Travis L. Provow             (except as marked to     to vote for all
   06 Keith M. Rosenbloom and          the contrary)        nominees listed
   07 S. Sanford Schlitt.                   |_|                   |_|

Withheld for the nominees you list below: (Write the nominee(s) name(s) in the space provided below.)

-------------------------------------------------------

                                            FOR      AGAINST    ABSTAIN
2. 2002 STOCK INCENTIVE PLAN AMENDMENT.     |_|        |_|        |_|

                                            FOR      AGAINST    ABSTAIN
3. RATIFICATION OF ERNST & YOUNG LLP AS     |_|        |_|        |_|
   INDEPENDENT PUBLIC ACCOUNTANTS.

IN THEIR DISCRETION ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE SUCH MEETING.

Signature ______________________ Signature ______________________ Date _________

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

--------------------------------------------------------------------------------
                               COMDIAL CORPORATION

                    Proxy for Annual Meeting of Stockholders
                                   May 8, 2003

           This Proxy is Solicited on Behalf of the Board of Directors
                             of Comdial Corporation

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 7, 2003, and appoints Nickolas A. Branica, Kenneth M. Clinebell and Ralph R. Dyer, or any of them, as proxies, each with the power to appoint his or her substitute and to act alone, and authorizes them, or any of them, to represent and to vote, as designated on the reverse side of this card, all shares of Common Stock of Comdial Corporation held of record by the undersigned on March 20, 2003, at the Annual Meeting of Stockholders to be held on May 8, 2003, and at any adjournment thereof.

        The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3
                      appearing on the Reverse Side Hereof

    ------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
    ------------------------------------------------------------------------



    ------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                 You can now access your Comdial account online.

Access your Comdial shareholder account online via Investor ServiceDirect(R)
(ISD).

Mellon Investor Services LLC, agent for Comdial Corporation, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:

   o View account status                 o View payment history for dividends
   o View certificate history            o Make address changes
   o View book-entry information         o Obtain a duplicate 1099 tax form
                                         o Establish/change your PIN

              Visit us on the web at http://www.melloninvestor.com
                 and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.

The confidentiality of your personal information is protected using secure socket layer (SSL) technology.

o SSN or Investor ID
o PIN
o Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

o SSN or Investor ID
o PIN
o Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

o Certificate History
o Book-Entry Information
o Issue Certificate
o Payment History
o Address Change
o Duplicate 1099

              For Technical Assistance Call 1-877-978-7778 between
                       9am-7pm Monday-Friday Eastern Time